UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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The Hershey Company
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Notice of 2020 Annual Meeting of Stockholders

Tuesday, May 12, 2020
10:00 a.m., Eastern Daylight Time
The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hershey Company (the “Company”) will be held on Tuesday, May 12, 2020, beginning at 10:00 a.m., Eastern Daylight Time. Due to the ongoing public health impact of the novel coronavirus outbreak (COVID-19), this year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HSY2020. You may also listen to the meeting by calling 1-877-328-2502. You will not be able to attend the Annual Meeting in person. Additional information regarding attending the Annual Meeting, voting your shares and submitting questions can be found in the Proxy Statement.
The purposes of the meeting are as follows:

1.	To elect the 13 nominees named in the Proxy Statement to serve as directors of the Company until the 2021 Annual Meeting of Stockholders;
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020;
3.	To conduct an advisory vote regarding the compensation of the Company’s named executive officers; and
4.	To discuss and take action on any other business that is properly brought before the Annual Meeting.
The Proxy Statement accompanying this Notice of 2020 Annual Meeting of Stockholders describes each of these items in detail. The Proxy Statement contains other important information that you should read and consider before you vote.
The Board of Directors of the Company has established the close of business on March 13, 2020 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
The Company is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.
By order of the Board of Directors,
Damien Atkins
Senior Vice President,
General Counsel and Secretary
April 2, 2020
Your vote is important. Instructions on how to vote are contained in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

TABLE OF CONTENTS

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY
2020 Annual Meeting of Stockholders	1
Voting Matters and Board Recommendations	1
Our Director Nominees	2
Governance Highlights	3
Company Strategy and 2019 Business Highlights	5
Executive Compensation Highlights	6
PROXY STATEMENT
Questions and Answers about the Annual Meeting	7
Corporate Governance	13
The Board of Directors	18
Meetings and Committees of the Board	22
Proposal No. 1 – Election of Directors	25
Non-Employee Director Compensation	33
Share Ownership of Directors, Management and Certain Beneficial Owners	37
Audit Committee Report	41
Information about our Independent Auditors	43
Proposal No. 2 – Ratification of Appointment of Independent Auditors	44
Compensation Discussion & Analysis	45
Executive Compensation	45
Executive Summary	45
The Role of the Compensation Committee	51
Compensation Components	52
Setting Compensation	53
Base Salary	54
Annual Incentives	54
Long-Term Incentives	57
Perquisites	60
Retirement Plans	60
Employment Agreements	61
Severance and Change in Control Plans	61
Stock Ownership Guidelines	61
Other Compensation Policies and Practices	62
Compensation Committee Report	63
2019 Summary Compensation Table	64
2019 Grants of Plan-Based Awards Table	67
Outstanding Equity Awards at 2019 Fiscal-Year End Table	68
2019 Option Exercises and Stock Vested Table	70
2019 Pension Benefits Table	71
2019 Non-Qualified Deferred Compensation Table	72
Potential Payments upon Termination or Change in Control	74
Separation Payments under Confidential Separation Agreement and General Release	81
CEO Pay Ratio Disclosure	82
Equity Compensation Plan Information	82
Proposal No. 3 – Advise on Named Executive Officer Compensation	83
Certain Transactions and Relationships	84
Compensation Committee Interlocks and Insider Participation	85
Other Matters	86

i

Proxy Statement Summary

2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, May 12, 2020
10:00 a.m., Eastern Daylight Time

Meeting Access:	webcast: www.virtualshareholdermeeting.com/HSY2020
phone: 1-877-328-2502 (listen only mode)

Record Date:	March 13, 2020

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter		Board Vote Recommendation	Page Number with More Information
Proposal 1:	Election of Directors	FOR each nominee	25
Proposal 2:	Ratification of Appointment of Independent Auditors	FOR	44
Proposal 3:	Advise on Named Executive Officer Compensation	FOR	83

This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all the information that you should consider prior to voting. Please review the complete Proxy Statement and the Company’s 2019 Annual Report on Form 10-K that accompanies the Proxy Statement for additional information.

OUR DIRECTOR NOMINEES
You have the opportunity to vote on the election of the following 13 nominees for director. Additional information regarding each director nominee’s experience, skills and qualifications to serve as a member of the Company’s Board of Directors (the “Board”) can be found in the Proxy Statement under Proposal No. 1 – Election of Directors.

Name	Age	Years on Board	Position	Independent	Committee Memberships*
Pamela M. Arway	66	10	Former President, Japan/Asia Pacific/Australia Region, American Express International, Inc.	Yes	Compensation Finance & Risk
James W. Brown	68	3	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School	Yes	Audit Governance
Michele G. Buck**	58	3	Chairman of the Board, President and Chief Executive Officer, The Hershey Company	No	Executive+
Victor L. Crawford	58	0	Chief Executive Officer, Pharmaceutical Segment, Cardinal Health, Inc.	Yes	None
Charles A. Davis***	71	13	Chief Executive Officer, Stone Point Capital LLC	Yes	Audit**** Compensation**** Executive Finance & Risk**** Governance
Mary Kay Haben	63	7	Former President, North America, Wm. Wrigley Jr. Company	Yes	Compensation Executive Governance+
James C. Katzman	52	2	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School	Yes	Finance & Risk Governance
M. Diane Koken	67	3	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School	Yes	Audit Compensation
Robert M. Malcolm	67	9	Former President, Global Marketing, Sales & Innovation, Diageo PLC	Yes	Audit Executive Finance & Risk+
Anthony J. Palmer	60	9	Chief Executive Officer, TropicSport	Yes	Compensation+ Executive Governance
Juan R. Perez	53	1	Chief Information and Engineering Officer, United Parcel Service, Inc.	Yes	Compensation Finance & Risk
Wendy L. Schoppert	53	3	Former Executive Vice President and Chief Financial Officer, Sleep Number Corporation	Yes	Audit Finance & Risk
David L. Shedlarz	71	12	Former Vice Chairman, Pfizer Inc.	Yes	Audit+ Executive Finance & Risk
____________________

*	Compensation = Compensation and Executive Organization Committee Finance & Risk = Finance and Risk Management Committee
**	Chairman of the Board
***	Lead Independent Director
****	Mr. Davis, as our Lead Independent Director, is an ex-officio member of the Audit Committee, the Compensation and Executive Organization Committee and the Finance and Risk Management Committee
+	Committee Chair

GOVERNANCE HIGHLIGHTS

Composition of Directors and Director Nominees

Board Meetings and Attendance

Average Director Attendance

97%

Corporate Governance

Board Structure Ensures Strong Oversight	Policies and Practices Align to High Corporate Governance Standards
• 4 standing independent Board committees	• All directors elected annually
• Strong Lead Independent Director position	• Highly qualified directors reflect broad mix of skills, experiences and attributes
• Independent directors meet separately at each regularly-scheduled Board meeting	• Active role in risk oversight, including separate risk management committee
• Frequent Board and committee meetings to ensure awareness and alignment

Strong Alignment with Stockholders’ Interests
• Strong clawback and anti-hedging policies
• Significant stock ownership requirements
• Annual advisory vote on executive compensation
ô Greater than 90% stockholder approval every year

COMPANY STRATEGY AND 2019 BUSINESS HIGHLIGHTS

16,140	$8.0B	80+
EMPLOYEES GLOBALLY	IN ANNUAL REVENUES	BRANDS

Our vision is to be an innovative snacking powerhouse
We are focused on three strategic imperatives to ensure the Company’s success now and in the future:
Drive core confection business and broaden participation in snacking	Deliver profitable, international growth	Expand competitive advantage through differentiated capabilities

2019 Performance Highlights
2.5%	7.8%
NET SALES GROWTH	ADJUSTED EARNINGS PER SHARE-DILUTED GROWTH(1)

Over the last three years, we have delivered peer-leading Total Shareholder Return

Total Shareholder Return December Average 2016 through December Average 2019(2)

(1)
While we report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), we also use non-GAAP financial measures in order to provide additional information to investors to facilitate the comparison of past and present performance. Some of the financial targets under our short- and long-term incentive programs are also based on non-GAAP financial measures. Non-GAAP financial measures are used by management in evaluating results of operations internally and in assessing the impact of known trends and uncertainties on our business, but they are not intended to replace the presentation of financial results in accordance with GAAP. Adjusted earnings per share-diluted is a non-GAAP financial measure. We define adjusted earnings per share-diluted as diluted earnings per share of the Company’s common stock (“Common Stock”), excluding costs associated with business realignment activities, costs relating to the integration of acquisitions, long-lived and intangible asset impairment charges, unallocated gains and losses associated with mark-to-market commodity derivatives, pension settlement charges relating to Company-directed initiatives and the gain realized on the sale of certain assets.

(2)
For our 2017-2019 Performance Stock Unit awards, Total Shareholder Return was measured based on the average closing price of the Common Stock in the month of December 2016 as compared to the average closing price of the Common Stock in the month of December 2019.

EXECUTIVE COMPENSATION HIGHLIGHTS
Our strategic plan and the financial metrics we establish to help achieve and measure success against that plan serve as the foundation of our executive compensation program. Our executive compensation program is intended to provide competitive compensation based on performance and contributions to the Company, to incentivize, attract and retain key executives, to align the interests of our executive officers and our stockholders and to drive stockholder value over the long term. To achieve these objectives, our executive compensation program includes the following key features:

•
We Pay for Performance by aligning our short- and long-term incentive compensation plans with business strategies to reward executives who achieve or exceed applicable Company and business division goals.

•
The target total direct compensation mix in 2019 for our Chief Executive Officer (“CEO”) and our other named executive officers (“NEOs”), excluding Patricia A. Little, our former Senior Vice President, Chief Financial Officer, who retired from the Company on May 31, 2019, reflects this philosophy.

At-Risk Compensation = 87%	At-Risk Compensation = 73%

•	Payouts under our annual cash incentive program for 2019 were 100% performance based.

•	65% of the equity awards granted to our NEOs in 2019 took the form of performance stock units, which will be earned based on achievement of pre-determined performance goals.

•	We Pay Competitively by targeting total direct compensation for our executive officers, in aggregate, at competitive pay levels using the median of our peer group for reference.

•	We regularly review and, as appropriate, make changes to our peer group to ensure it is representative of our market for talent, our business portfolio, our overall size and our global footprint.

•	We do not provide excessive benefits and perquisites to our executives.

•	We Align Our Compensation Program with Stockholder Interests by providing a significant amount of each NEO’s compensation opportunity in the form of equity and requiring executive stock ownership.

•	Equity grants represented 67% of our CEO’s 2019 target total direct compensation and, on average, 52% of the 2019 target total direct compensation for our other NEOs, excluding Ms. Little.

•	Stock ownership requirements for our NEOs range from 6x salary (for our CEO) to 3x salary (for NEOs other than our CEO).

Proxy Statement
The Board of Directors (the “Board”) of The Hershey Company (the “Company,” “we,” or “us”) is furnishing this Proxy Statement and the accompanying form of proxy in connection with the solicitation of proxies for the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on May 12, 2020, beginning at 10:00 a.m., Eastern Daylight Time (“EDT”). Due to the ongoing public health impact of the novel coronavirus outbreak (COVID-19), this year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HSY2020. You may also listen to the Annual Meeting by calling 1-877-328-2502. You will not be able to attend the Annual Meeting in person.
Important Notice Regarding the Availability of Proxy Materials for the
2020 Annual Meeting of Stockholders to be held on May 12, 2020
The Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, our proxy card, our Annual Report on Form 10-K and other annual meeting materials are available free of charge on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about April 2, 2020. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why is this year’s Annual Meeting being held as a virtual only meeting?

A:
This year’s Annual Meeting is being held as a virtual only meeting due to the ongoing public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, employees and community members. Holding the Annual Meeting as a virtual only meeting allows us to reach the broadest number of stockholders while maintaining our commitment to health and safety.

Q:	Who is entitled to attend and vote at the Annual Meeting?

A:
You can attend and vote at the Annual Meeting if, as of the close of business on March 13, 2020 (the “Record Date”), you were a stockholder of record of the Company’s common stock (“Common Stock”) or Class B common stock (“Class B Common Stock”). As of the Record Date, there were 147,696,823 shares of our Common Stock and 60,613,777 shares of our Class B Common Stock outstanding.

If you were not a stockholder of record as of the Record Date, you may still attend the Annual Meeting by logging into the webcast as a guest, but you will not be able to vote before or during the meeting.

Q:	How do I attend the Annual Meeting?

A:	This year’s Annual Meeting will be a virtual only meeting conducted solely via live webcast.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/HSY2020 and enter the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card. The live webcast will begin at 10:00 a.m. EDT on Tuesday, May 12, 2020. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a sixteen-digit control number, you will still be able to access the webcast as a guest, but will not be able to vote your shares or ask a question during the meeting. You may also listen to the Annual Meeting by calling 1-877-328-2502, but you will not be able to vote your shares or ask a question telephonically.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Further instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, will be posted on the virtual meeting website.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 9:30 a.m. EDT on the day of the meeting and will remain available until thirty minutes after the meeting has finished.

Q:	Can I submit questions before or during the Annual Meeting?

A:
Stockholders have multiple opportunities to submit questions for the Annual Meeting. If you wish to submit a question prior to the Annual Meeting, you may log into www.proxyvote.com and enter your sixteen-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you wish to submit a question during the Annual Meeting, visit www.virtualshareholdermeeting.com/HSY2020, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those relating to employment, product or service issues or suggestions for product innovations may not be considered pertinent to meeting matters and therefore may not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered on the Investors section of our website at www.hersheycompany.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

Q:	What is the difference between a registered stockholder and a stockholder who owns stock in street name?

A:
If you hold shares of Common Stock or Class B Common Stock directly in your name on the books of the Company’s transfer agent, you are a registered stockholder. If you own your Company shares indirectly through a broker, bank or other holder of record, then you are a beneficial owner and those shares are held in street name.

Q:	What are the voting rights of each class of stock?

A:
Stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date, and 10 votes for each share of Class B Common Stock held as of the Record Date. There are no cumulative voting rights.

Q:	Can I vote my shares before the Annual Meeting?

A:	Yes. If you are a registered stockholder, there are three ways to vote your shares before the Annual Meeting:

:
By Internet (www.proxyvote.com) – Use the Internet to transmit your voting instructions until
11:59 p.m. EDT on May 11, 2020. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website to vote your shares.

)
By telephone (800-690-6903) – Submit your vote by telephone until 11:59 p.m. EDT on May 11, 2020. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions provided by the recorded message to vote your shares.

,
By mail – If you received a paper copy of the proxy materials, you can vote by mail by filling out the proxy card enclosed with those materials and returning it pursuant to the instructions set forth on the card. To be valid, proxy cards must be received before the start of the Annual Meeting.

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Please see the Notice of Internet Availability of Proxy Materials or the information your bank, broker or other holder of record provided you for more information on these voting options.

Q:	Can I vote during the Annual Meeting instead of by proxy?

A:	If you are a registered stockholder, you can vote during the Annual Meeting any shares that were registered in your name as the stockholder of record as of the Record Date.

If your shares are held in street name, you can vote those shares during the Annual Meeting only if you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares during the Annual Meeting, you should request a legal proxy from your broker, bank or other holder of record.

To vote your shares during the Annual Meeting, log into www.virtualshareholdermeeting.com/HSY2020 and follow the voting instructions. You will need the sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card. Shares may not be voted after the polls close.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the Annual Meeting.

Q:	Can I revoke my proxy or change my voting instructions once submitted?

A:	If you are a registered stockholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:

•	Sending a written notice of revocation to our Secretary at 19 East Chocolate Avenue, Hershey, Pennsylvania 17033 (the notification must be received by the close of business on May 11, 2020);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on May 11, 2020 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the Annual Meeting.

If you are eligible to vote during the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote during the Annual Meeting by logging into www.virtualshareholdermeeting.com/HSY2020 and following the voting instructions.

Q:	What will happen if I submit my proxy but do not vote on a proposal?

A:
If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, your proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, which is as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors; and

•	“FOR” the approval of the compensation of the Company’s named executive officers (“NEOs”).

If any other item is properly presented for a vote at the Annual Meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.

Q:	What will happen if I neither submit my proxy nor vote my shares during the Annual Meeting?

A:	If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your broker, bank or other holder of record can:

•	Vote your street-name shares even though you have not provided voting instructions; or

•	Choose not to vote your shares.

The other matters you are being asked to vote on are not routine and cannot be voted by your broker, bank or other holder of record without your instructions. When a broker, bank or other holder of record is unable to vote shares for this reason, it is called a “broker non-vote.”

Q:	How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?

A:
Computershare, our transfer agent, has arranged for any shares that you hold in the Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you also will be voting your shares in the Automatic Dividend Reinvestment Service Plan.

Q:	What does it mean if I received more than one Notice of Internet Availability of Proxy Materials or proxy card?

A:
You probably have multiple accounts with us and/or brokers, banks or other holders of record. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and other holders of record have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or other holder of record for more information. Additionally, Computershare can assist you if you want to consolidate multiple registered accounts existing in your name. To contact Computershare, visit their website at www.computershare.com/investor; or write to P.O. Box 505000, Louisville, KY 40233-5000; or for overnight delivery, to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202; or call:

•	(800) 851-4216 Domestic Holders

•	(201) 680-6578 Foreign Holders

•	(800) 952-9245 Domestic TDD line for hearing impaired

•	(312) 588-4110 Foreign TDD line for hearing impaired

Q:	How many shares must be present to conduct business during the Annual Meeting?

A:	To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present, either in person or by proxy.

On most matters, the votes of the holders of the Common Stock and Class B Common Stock are counted together. However, there are some matters that must be voted on only by the holders of one class of stock. We will have a quorum for all matters to be voted on during the Annual Meeting if the following number of votes is present, in person or by proxy:

•	For any matter requiring the vote of the Common Stock voting separately: a majority of the votes of the Common Stock outstanding on the Record Date.

•	For any matter requiring the vote of the Class B Common Stock voting separately: a majority of the votes of the Class B Common Stock outstanding on the Record Date.

•
For any matter requiring the vote of the Common Stock and Class B Common Stock voting together without regard to class: a majority of the votes of the Common Stock and Class B Common Stock outstanding on the Record Date.

It is possible that we could have a quorum for certain items of business to be voted on during the Annual Meeting and not have a quorum for other matters. If that occurs, we will proceed with a vote only on the matters for which a quorum is present.

Q:	What vote is required to approve each proposal?

A:	Assuming that a quorum is present:

•
Proposal No. 1: Election of Directors – the two nominees to be elected by holders of our Common Stock voting separately as a class who receive the greatest number of votes cast “FOR,” and the 11 nominees to be elected by holders of our Common Stock and Class B Common Stock voting together who receive the greatest number of votes cast “FOR,” will be elected as directors.

•
Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as Independent Auditors – the affirmative vote of at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting.

•
Proposal No. 3: Advise on Named Executive Officer Compensation – the affirmative vote of at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting.

Q:	Are abstentions and broker non-votes counted in the vote totals?

A:
Abstentions are counted as being present and entitled to vote in determining whether a quorum is present. Shares as to which broker non-votes exist will be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock and Class B Common Stock voting together as a class, but they will not be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock or Class B Common Stock voting separately as a class.

If you mark or vote “abstain” on Proposal Nos. 2 or 3, the abstention will have the effect of being counted as a vote “AGAINST” the proposal. Broker non-votes with respect to Proposal Nos. 1-3 are not included in vote totals and will not affect the outcome of the vote on those proposals.

Q:	Who will pay the cost of soliciting votes for the Annual Meeting?

A:
We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required Annual Meeting materials. We do not use a third-party solicitor. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the Internet or by personal contact, without receiving additional compensation. We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the Record Date for the reasonable costs they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the Record Date.

CORPORATE GOVERNANCE
We have a long-standing commitment to good corporate governance practices. Our corporate governance policies and other documents establish the high standards of professional and personal conduct we expect of our Board, members of senior management and all employees, and promote compliance with various financial, ethical, legal and other obligations and responsibilities.
The business activities of the Company are carried out by our employees under the direction and supervision of our Chairman of the Board, President and Chief Executive Officer (“CEO”). The Board is responsible for overseeing these activities. In doing so, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:

•	Reviewing the Company’s performance, strategies and major decisions;

•	Overseeing the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Overseeing the Company’s policies and practices for identifying, managing and mitigating key enterprise risks;

•	Overseeing management, including reviewing the CEO’s performance and succession planning for key management roles; and

•	Overseeing executive and director compensation, and our compensation program and policies.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the basic framework for the Board’s operation and role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualifications and responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board.
The Governance Committee is responsible for overseeing and reviewing the Board’s Corporate Governance Guidelines at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on the Investors section of our website at www.thehersheycompany.com.
Code of Conduct
The Board has adopted a Code of Conduct that applies to all of our directors, officers and employees worldwide. Adherence to this Code of Conduct assures that our directors, officers and employees are held to the highest standards of integrity. The Code of Conduct covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code of Conduct. The Code of Conduct, including amendments thereto or waivers granted to a director or officer, if any, can be viewed on the Investors section of our website at www.thehersheycompany.com.
Environmental, Social and Governance
As we continue to grow and broaden our brand portfolio, our business faces a variety of challenges. We use our expertise along with external partners to address these challenges so that we can continue to delight consumers and communities around the world.

Meeting changing consumer needs	Combating climate change	Addressing poverty and supporting farmer livelihoods	Stakeholder expectations
Consumers’ preferences are changing — from seeking healthier options that satisfy different snacking occasions, to wanting greater transparency across the supply chain and products made with responsibly sourced ingredients.

Our products rely on a global supply chain and agricultural ingredients. Climate change poses a significant and increasing pressure on agricultural commodities and the communities where we live, work and source our ingredients.

Our complex global supply chain spans across communities with high levels of poverty and inequality. The raw ingredients we source come from different countries with unique laws, environmental conditions and concerns, labor standards and pricing models.

A wide variety of stakeholders, including consumers, retailers, investors, governments and non-governmental organizations, are increasingly expecting companies to use their operations as a force for good by making an impact on some of society’s most pressing issues.

Sustainability and Social Impact
Our sustainability efforts are brought to life through our strategy, the Shared Goodness Promise, which can be viewed, along with the work we do, in our Shared Goodness Sustainability Report on the Sustainability section of our website at www.thehersheycompany.com.
Our Sustainability Priorities
While we focus on sustainability and social impact across our value chain, our key priorities are focused on improving the lives of cocoa farmers and cocoa communities, the environmental priorities of climate change and the role of packaging in our business, responsibly sourcing the inputs to our products and helping kids and teens succeed.
Cocoa Farmers and Cocoa Communities
We support cocoa farmers and their communities through our Cocoa For Good strategy and a commitment to invest $500 million by 2030. This includes sourcing 90% certified cocoa, as part of our commitment to reach 100% certified cocoa by 2020. Our investments are focused on enabling systemic change to improve farmer livelihoods and cocoa communities. We do this through programs that deliver training and financial support to cocoa farmers and their families so they can grow their business, help improve their household income and economically empower women; improve quality education and nutrition at schools for children; work with communities and multiple stakeholders on the ground to eliminate child labor; support youth to become tomorrow’s leaders and work closely with farmers and communities to protect forests, spread more environmentally responsible agricultural practices and promote agroforestry and shade-grown cocoa to eliminate deforestation in cocoa communities.
Climate Change
Climate change is a risk not only to our planet and people but also to the sustainability of our business. Hershey has committed to the Science Based Targets initiative to ensure our environmental practices account for our full environmental footprint and are in-line with current global needs of limiting greenhouse gas emissions below the 2-degree limit. This work is underway and we expect to release our new targets and commitment in early 2021.

Packaging
Our current commitment is to decrease our packaging by 25 million pounds by 2025. As of 2019, we have achieved 94% of that goal, saving 23.6 million pounds of packaging. We are currently looking at the impact of the entire packaging cycle. This analysis includes how much recycled material goes into our packaging, best end-of-life options for all our packaging material and continued reductions of total packaging used.
Responsible Sourcing
We are committed to sustainably sourcing our ingredients and helping to ensure human rights protections across our entire value chain. We source 100% Roundtable on Sustainable Palm Oil and will achieve 100% responsible and sustainable sugar by the end of 2020. Additionally, we are strengthening our human rights due diligence across our supply chain, launching a revised Tier 1 Supplier program, enrolling 100% of our high-risk suppliers by 2021.
Supporting Youth
We are committed to helping children succeed and reach their full potential. Our employees regularly mentor students and volunteer with the Milton Hershey School. We have also forged partnerships that support children’s education and nutrition, using our expertise as a snacking company to provide nutritious snacks that help children in cocoa communities learn in school. Our ViVi school feeding program reaches more than 50,000 students a day in Ghana and has been proven to reduce anemia by 40%. Our Heartwarming Project builds upon our brands’ role of creating connections and works to equip over 697,000 children and teens across the U.S. with the social and emotional skills they need to build meaningful connections with one another and their communities, enhancing youth well-being.
Sustainability Leadership Structure
Managing sustainability at Hershey and operating with integrity is one of our most valuable assets and a key driver for how we build trust with our consumers. We have a sustainability governance model that includes a multi-level operating structure to ensure we are aligned on the most important issues facing the company and allocating the right resources to drive progress within our Shared Goodness Promise. Accountability for managing sustainability across the enterprise sits with the Vice President of Corporate Communications and Sustainability.

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Global Sustainability Team and cross-functional working teams. Led by the Senior Director of Global Sustainability and Social Impact, these teams are made up of leaders from across the business who manage the strategy, implementation and reporting of our global sustainability progress. They are in regular communication with external stakeholders who provide valuable perspectives and insights into our program decisions and focus areas.

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Sustainability Steering Committee. Led by our Chief Supply Chain Officer and comprised of key business owners who meet monthly throughout the year to review progress, discuss challenges and opportunities and approve key decisions related to our global sustainability progress.

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Executive Committee. Includes our CEO and her direct reports, conducts biannual reviews of the Shared Goodness Promise sustainability strategy, data and progress against our commitments and targets and emerging sustainability challenges and opportunities.

•	Board of Directors. Oversees our Sustainability progress and reviews the most important emerging sustainability trends, risks and opportunities.
Stockholder and Interested Party Communications with Directors
Stockholders and other interested parties may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be emailed to the Audit Committee at auditcommittee@hersheys.com or sent to the Audit Committee at the following address:
Audit Committee
c/o Secretary
The Hershey Company
19 East Chocolate Avenue
P.O. Box 819
Hershey, PA 17033-0819
Stockholders and other interested parties also can submit comments, confidentially and anonymously if desired, to the Audit Committee by accessing the Hershey Concern Line website at www.HersheysConcern.com.

Stockholders and other interested parties may contact any of the independent directors, including the Lead Independent Director, as well as the independent directors as a group, by writing to the specified party at the address set forth above or by emailing the independent directors (or a specific independent director, including the Lead Independent Director) at independentdirectors@hersheys.com. Stockholders and other interested parties may also contact any of the independent directors using the Hershey Concern Line website noted above.
Communications to the Audit Committee, any of the independent directors and the Hershey Concern Line are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the applicable party on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. The Audit Committee will address communications from any interested party in accordance with our Board-approved Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing on the Investors section of our website at www.thehersheycompany.com. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee or the independent directors, but copies are retained and made available to any director who wishes to review them.
Director Independence
The Board, in consultation with the Governance Committee, determines which of our directors are independent. The Board has adopted categorical standards for independence that the Board uses in determining which directors are independent. The Board bases its determination of independence for each director on the more stringent independence standards applicable to Audit Committee members regardless of whether such director serves on the Audit Committee. These standards are contained in the Board’s Corporate Governance Guidelines.
Applying these categorical standards for independence, as well as the independence requirements set forth in the listing standards of the New York Stock Exchange (the “NYSE Rules”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Board determined that the following directors and director nominees recommended for election at the Annual Meeting are independent: Pamela M. Arway, James W. Brown, Victor L. Crawford, Charles A. Davis, Mary Kay Haben, James C. Katzman, M. Diane Koken, Robert M. Malcolm, Anthony J. Palmer, Juan R. Perez, Wendy L. Schoppert and David L. Shedlarz. The Board determined that Michele G. Buck is not independent because she is an executive officer of the Company.
In making its independence determinations, the Board, in consultation with the Governance Committee, reviewed the direct and indirect relationships between each director and the Company and its subsidiaries, as well as the compensation and other payments each director received from or made to the Company and its subsidiaries.
In making its independence determinations with respect to Ms. Koken and Messrs. Brown and Katzman, the Board considered their roles as current members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School, as well as certain transactions the Company had or may have with these entities.
Hershey Trust Company, as trustee for the trust established by Milton S. and Catherine S. Hershey that has as its sole beneficiary Milton Hershey School (such trust, the “Milton Hershey School Trust”), is our controlling stockholder. Hershey Trust Company is in turn owned by the Milton Hershey School Trust. As such, Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust are considered affiliates of the Company under SEC rules. During 2019, we had a number of transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business. We have outlined these transactions in greater detail in the section entitled “Certain Transactions and Relationships.” We have provided information about Company stock owned by Hershey Trust Company, as trustee for the Milton Hershey School Trust, and by Hershey Trust Company for its own investment purposes in the section entitled “Information Regarding Our Controlling Stockholder.”
Ms. Koken and Messrs. Brown and Katzman do not receive any compensation from The Hershey Company, from Hershey Trust Company or from Milton Hershey School other than compensation they receive or will receive in the ordinary course as members of the board of directors or board of managers of each of those entities, as applicable. In addition, Ms. Koken and Messrs. Brown and Katzman do not vote on Board decisions in connection with the Company’s transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust. The Board therefore concluded that the positions Ms. Koken and Messrs. Brown and Katzman have as members of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School do not impact their independence.

Director Nominations
The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. As our controlling stockholder, Hershey Trust Company, as trustee for the Milton Hershey School Trust, also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.
In administering its responsibilities, the Governance Committee has not adopted formal selection procedures, but instead utilizes general guidelines that allow it to adjust the selection process to best satisfy the objectives established for any director search. The Governance Committee considers director candidates recommended by any reasonable source, including current directors, management, stockholders and other sources. The Governance Committee evaluates all director candidates in the same manner, regardless of the source of the recommendation.
From time to time, the Governance Committee engages a paid third-party consultant to assist in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants. Prior to May 2019, the Governance Committee retained Egon Zehnder to assist in identifying potential future director candidates. Beginning in May 2019, the Governance Committee engaged Spencer Stuart and Heidrick & Struggles to assist in that process.
Stockholders desiring to recommend or nominate a director candidate must comply with certain procedures. If you are a stockholder and desire to nominate a director candidate at the 2021 Annual Meeting of Stockholders of the Company, you must comply with the procedures for nomination set forth in the section entitled “Information Regarding the 2021 Annual Meeting of Stockholders.” Stockholders who do not intend to nominate a director at an annual meeting may recommend a director candidate to the Governance Committee for consideration at any time. Stockholders desiring to do so must submit their recommendation in writing to The Hershey Company, c/o Secretary, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033, and include in the submission all of the information that would be required if the stockholder nominated the candidate at an annual meeting. The Governance Committee may require the nominating stockholder to submit additional information before considering the candidate.
There were no changes to the procedures relating to stockholder nominations during 2019, and there have been no changes to such procedures to date in 2020. These procedural requirements are intended to ensure the Governance Committee has sufficient time and a basis on which to assess potential director candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Governance Committee does not believe that these procedural requirements subject any stockholder or proposed nominee to unreasonable burdens. The Governance Committee and the Board reserve the right to change the procedural requirements from time to time and/or to waive some or all of the requirements with respect to certain nominees, but any such waiver shall not preclude the Governance Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

THE BOARD OF DIRECTORS
General Oversight
The Board has general oversight responsibility for the Company’s affairs. Although the Board does not have responsibility for day-to-day management of the Company, Board members stay informed about the Company’s business through regular meetings, site visits and other periodic interactions with management. The Board is deeply involved in the Company’s strategic planning process. The Board also plays an important oversight role in the Company’s leadership development, succession planning and risk management processes.
Composition
The Board is currently comprised of 12 members, each serving a one-year term that expires at the Annual Meeting. Twelve of the 13 director nominees are considered independent under the NYSE Rules and the Board’s Corporate Governance Guidelines.
Leadership Structure
The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the current facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the CEO, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s current strategic plan and the current economic environment, among other factors.
At the beginning of 2019, the roles of Chairman of the Board and CEO were held by separate individuals, with Michele G. Buck serving as CEO and Charles A. Davis serving as Chairman of the Board. As part of its regular evaluation of the Board’s leadership structure during 2019, the Board determined that the interests of the Company and its stockholders would best be served by combining the roles of Chairman of the Board and CEO in a single individual. Accordingly, effective October 11, 2019, the Board elected Ms. Buck to serve as Chairman of the Board, in addition to her responsibilities as President and CEO.
Several factors led to the Board’s decision:

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Ms. Buck has served as the Company’s CEO and a member of the Board for more than two years. During that time, she has continued to foster a strong working relationship between the Board and management and has cultivated a high level of trust with the Board. She also has a deep understanding of Board governance and operations through her service as Lead Director of New York Life Insurance Company.

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Having served as an executive in numerous positions with the Company for more than fourteen years, Ms. Buck has an unparalleled knowledge of the Company and its products, which the Board believes puts her in the best position to lead the Board through the strategic business issues facing the Company. During her tenure as CEO, Ms. Buck has proven her ability to drive business strategy and operational excellence. The Board believes that providing Ms. Buck with an opportunity to leverage these skills as Chairman of the Board provides the Company with a significant competitive advantage in the current marketplace.

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The Board believes that combining the roles of Chairman of the Board and CEO promotes decisive, unified leadership, which will enable the Company to make rapid strategic decisions in the face of increasing competition and shifting market opportunities.

In making its decision to combine the roles of Chairman of the Board and CEO, the Board also recognized the importance of strong independent Board leadership. For that reason, effective October 11, 2019, the Board elected Mr. Davis to serve as Lead Independent Director, a role he held from May 2017 until his appointment as Chairman of the Board in May 2018. Mr. Davis’s service as Lead Independent Director helps ensure continuity of Board leadership and effective communication between the Chairman of the Board and the independent directors.

Under the terms of the Board’s Corporate Governance Guidelines, the Lead Independent Director’s responsibilities include the following:

•	In the absence of the Chairman of the Board, presiding at all Board and stockholder meetings;

•	Calling meetings of the independent directors of the Board, in addition to the executive sessions of independent directors held after each Board meeting;

•	Establishing the agenda and presiding at all executive sessions and other meetings of the independent directors of the Board;

•	Communicating with the independent directors of the Board between meetings as necessary or appropriate;

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Serving as a liaison between the Chairman of the Board and the independent directors, ensuring independent director consensus is communicated to the Chairman of the Board, and communicating the results of meetings of the independent directors to the Chairman of the Board and other members of management, as appropriate;

•	In coordination with the CEO, approving Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items;

•	Approving Board meeting materials and other information sent to the Board;

•	Evaluating the quality and timeliness of information sent to the Board by the CEO and other members of management;

•	Assisting the Chairman of the Board in implementing and overseeing the Board succession planning process;

•	Assisting the Chairman of the Board with crisis management matters;

•	Overseeing the evaluation of the CEO;

•	Assisting the chair of the Governance Committee with Board and individual director evaluations; and

•	Being available for consultation and direct communication at the request of major stockholders.
The Board has determined that Mr. Davis is an independent member of the Board under the NYSE Rules and the Board’s Corporate Governance Guidelines.
The Board has established five standing committees to assist with its oversight responsibilities: (1) Audit Committee; (2) Compensation and Executive Organization Committee (“Compensation Committee”); (3) Finance and Risk Management Committee; (4) Governance Committee; and (5) Executive Committee. Each of the Audit Committee, the Compensation Committee, the Finance and Risk Management Committee, and the Governance Committee is comprised entirely of independent directors. Finally, Ms. Koken and Messrs. Brown and Katzman are direct representatives of the Company’s largest stockholder. This composition of our Board helps to ensure that boardroom discussions reflect the views of management, our independent directors and our stockholders.

Board Role in Risk Oversight
Our Board takes an active role in risk oversight. While management is responsible for identifying, evaluating, managing and mitigating the Company’s exposure to risk, it is the Board’s responsibility to oversee the Company’s risk management process and to ensure that management is taking appropriate action to identify, manage and mitigate key risks and keeping the Board appropriately informed. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation.

Board of Directors
   • Review and evaluate strategic plans and associated risks
   • Oversee enterprise risk management (“ERM”) framework and the overall ERM process
   • Conduct annual succession plan reviews
   • Oversee Environmental Social Governance programs and policies

Audit Committee	Compensation and Executive Organization Committee	Finance and Risk Management Committee	Governance Committee	Executive Committee

• Oversee legal and regulatory compliance and the Code of Conduct • Oversee risks relating to key accounting policies • Review internal controls with management and internal auditors
•  Oversee risks relating to compensation program and policies
•  Employ independent compensation consultants to assist in reviewing compensation program, including potential risks
•  Oversee succession planning and talent processes and programs

•  Review key enterprise risks identified through the ERM process as well as risk mitigation plans
•  Oversee key financial risks
•  Oversee and approve merger and acquisition activities and related risks

			• Oversee governance-related risks • Oversee compliance with key corporate governance documents	• Approve related party transactions between the Company and entities affiliated with the Company and certain of its directors
The decision to administer the Board’s oversight responsibilities in this manner has an important effect on the Board’s leadership and committee structure, described in more detail above. The Board believes that its structure – including a strong Lead Independent Director, 12 of 13 independent directors and key committees comprised entirely of independent directors – helps to ensure that key strategic decisions made by senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

Experiences, Skills and Qualifications
The Governance Committee works with the Board to determine the appropriate skills, experiences and attributes that should be possessed by the Board as a whole as well as its individual members. While the Governance Committee has not established minimum criteria for director candidates, in general, the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Governance Committee assists the Board by recommending prospective director candidates who will enhance the overall diversity of the Board. The Board views diversity broadly, taking into consideration the age, professional experience, race, education, gender and other attributes of its members. In addition, the Board’s Corporate Governance Guidelines describe the general experiences, qualifications, attributes and skills sought by the Board of any director nominee, including:

Qualifications, Attributes and Skills	Knowledge and Experience
✓ Integrity	✓ Finance
✓ Judgment	✓ Emerging Markets
✓ Skill	✓ Marketing
✓ Diversity	✓ Retail
✓ Ability to express informed, useful and constructive views	✓ Mergers and acquisitions
✓ Experience with businesses and other organizations of comparable size	✓ Risk management
✓ Ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings	✓ Innovation ✓ Digital technology
✓ Interplay of skills, experiences and attributes with those of the other Board members	✓ Supply chain
✓ Information technology
✓ Consumer products
✓ Government relations
In addition to evaluating new director candidates, the Governance Committee regularly assesses the composition of the Board in order to ensure it reflects an appropriate balance of knowledge, skills, expertise, diversity and independence. As part of this assessment, each director is asked to identify and assess the particular experiences, skills and other attributes that qualify him or her to serve as a member of the Board. Based on the most recent assessment of the Board’s composition completed in February 2020, the Governance Committee and the Board have determined that, in light of the Company’s current business structure and strategies, the Board has an appropriate mix of director experiences, skills, qualifications and backgrounds.
A description of the most relevant experiences, skills and attributes that qualify each director nominee to serve as a member of the Board is included in his or her biography.

MEETINGS AND COMMITTEES OF THE BOARD
Meetings of the Board of Directors and Director Attendance at Annual Meeting
The Board held 6 meetings in 2019. Each incumbent director attended at least 89% of all of the meetings of the Board and committees of the Board on which he or she served in 2019. Average director attendance for all meetings equaled 97%.
In addition, the independent directors meet regularly in executive session at every Board meeting and at other times as the independent directors deem necessary. These meetings allow the independent directors to discuss important issues, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Each executive session is chaired by the Lead Independent Director. In the absence of the Lead Independent Director, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Compensation Committee, Finance and Risk Management Committee, and Governance Committee also meet regularly in executive session.
Directors are expected to attend our annual meetings of stockholders. All of the directors standing for election at the 2019 Annual Meeting of Stockholders of the Company attended that meeting.
Committees of the Board
The Board has established five standing committees. Membership on each of these committees, as of March 13, 2020, is shown in the following chart:

Name	Audit	Compensation and Executive Organization	Finance and Risk Management	Governance	Executive
Pamela M. Arway
James W. Brown
Michele G. Buck					Chair
Charles A. Davis	*	*	*
Mary Kay Haben				Chair
James C. Katzman
M. Diane Koken
Robert M. Malcolm			Chair
Anthony J. Palmer		Chair
Juan R. Perez
Wendy L. Schoppert
David L. Shedlarz	Chair
____________________

Committee Member
*	Ex-Officio
The Board’s Corporate Governance Guidelines require that every member of the Audit Committee, Compensation Committee, Finance and Risk Management Committee, and Governance Committee be independent.
The Board may also from time to time establish committees of limited duration for a special purpose. No such committees were established in 2019.

The table below identifies the number of meetings held by each standing committee in 2019, provides a brief description of the duties and responsibilities of each committee, and provides general information regarding the location of each committee’s charter:

Audit Committee	Meetings in 2019: 6
Duties and Responsibilities
•  Oversee financial reporting processes and integrity of the financial statements.
•  Oversee compliance with legal and regulatory requirements.
•  Oversee independent auditors and the internal audit function.
•  Approve audit and non-audit services and fees.
•  Oversee (in consultation with the Finance and Risk Management Committee) risk management processes and policies.
•  Review adequacy of internal controls.
•  Review Quarterly and Annual Reports.
•  Review earnings releases.

General Information
•  All Audit Committee members are financially literate. Ms. Schoppert and Mr. Shedlarz qualify as “audit committee financial experts.”
•  Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.
•  Charter prohibits any member of the Audit Committee from serving on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Committee.

Compensation and Executive Organization Committee	Meetings in 2019: 8
Duties and Responsibilities
• Establish executive officer compensation (other than CEO compensation) and oversee compensation program and policies.
• Evaluate CEO performance and make recommendations regarding CEO compensation.
• Review director compensation.
• Make equity grants under and administer the Equity and Incentive Compensation Plan (the “EICP”).
• Establish target award levels and make awards under the annual cash incentive component of the EICP.
• Review the Company’s executive organization.
• Oversee executive succession planning.

General Information	• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

Finance and Risk Management Committee	Meetings in 2019: 5
Duties and Responsibilities
• Oversee management of the Company’s assets, liabilities and risks.
• Review capital projects, acquisitions and dispositions of assets and changes in capital structure.
• Review the annual budget and monitor performance against operational plans.
• Review principal banking relationships, credit facilities and commercial paper programs.
• Oversee (in consultation with the Audit Committee) risk management processes and policies.

General Information	• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

Governance Committee	Meetings in 2019: 5
Duties and Responsibilities
•  Review the composition of the Board and its committees.
•  Identify, evaluate and recommend candidates for election to the Board.
•  Review corporate governance matters and policies, including the Board’s Corporate Governance Guidelines.
•  Administer the Company’s Related Person Transaction Policy.
•  Evaluate the performance of the Board, its independent committees and each director.

General Information	• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

Executive Committee	Meetings in 2019: 0
Duties and Responsibilities
•  Manage the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session.
•  Review and approve related-party transactions between the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any of their affiliates.

General Information
•  Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.
•  For more information regarding the review, approval or ratification of related-party transactions, please refer to the section entitled “Certain Transactions and Relationships.”

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

✓	The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees for director at the 2020 Annual Meeting
The first proposal to be voted on at the Annual Meeting is the election of 13 directors. If elected, the directors will hold office until the 2021 Annual Meeting of Stockholders of the Company or until their successors are elected and qualified.
Election Procedures
We have two classes of common stock outstanding: Common Stock and Class B Common Stock. Under our certificate of incorporation and by-laws:

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One-sixth of the total number of our directors (which equates presently to two directors) will be elected by the holders of our Common Stock voting separately as a class. For the 2020 Annual Meeting, the Board has nominated Victor L. Crawford and Juan R. Perez for election by the holders of our Common Stock voting separately as a class.

•	The remaining 11 directors will be elected by the holders of our Common Stock and Class B Common Stock voting together without regard to class.
With respect to the nominees to be elected by the holders of the Common Stock and the Class B Common Stock voting together, the 11 nominees receiving the greatest number of votes of the Common Stock and Class B Common Stock will be elected as directors. With respect to the nominees to be elected by the holders of the Common Stock voting separately as a class, the two nominees receiving the greatest number of votes of the Common Stock will be elected as directors.
The Board’s Corporate Governance Guidelines provide that directors will generally not be nominated for re-election after their 72nd birthday. All of the directors standing for election at the 2020 Annual Meeting, with the exception of Mr. Shedlarz, satisfied the applicable age guideline. In the case of Mr. Shedlarz, the Board elected to waive the guideline and nominated him to stand for election at the 2020 Annual Meeting.
All nominees for election as director have indicated their willingness to serve if elected. If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.
Nominees for Director
The Board unanimously recommends the following nominees for election at the 2020 Annual Meeting. These nominees were recommended to the Board by the Governance Committee. In making its recommendation, the Governance Committee considered the experience, qualifications, attributes and skills of each nominee, as well as each director’s past performance on our Board, as reflected in the Governance Committee’s annual evaluation of Board and committee performance. This evaluation considers, among other things, each director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole.
On the following pages, we provide certain biographical information about each nominee for director, as well as information regarding the nominee’s specific experience, qualifications, attributes and skills that qualify him or her to serve as a director and as a member of the committee(s) of the Board on which the nominee serves.

Pamela M. Arway Director since 2010 Age 66 Board Committees • Compensation • Finance and Risk Management	Former President, Japan/Asia Pacific/Australia Region, American Express International, Inc., a global payments, network and travel company, and its subsidiaries (October 2005 to January 2008)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Throughout her 21-year career with American Express Company, Inc., Ms. Arway gained experience in the areas of finance, marketing, international business, government affairs, consumer products and human resources. She is a significant contributor to the Board in each of these areas.

PREVIOUS BUSINESS EXPERIENCE
• Spent 21 years in positions of increasing responsibility at American Express Company, Inc. and its subsidiaries
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• Carlson Inc. (May 2019 to present)
• Iron Mountain Incorporated (May 2014 to present)
• DaVita Inc. (July 2009 to present)
EDUCATION • Bachelor’s degree in languages from Memorial University of Newfoundland • Masters of Business Administration degree from Queen’s University, Kingston, Ontario, Canada
_____________________________________________________________________________________

James W. Brown Director since 2017 Age 68 Board Committees • Audit • Governance	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School (February 2016 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
One of three representatives of Hershey Trust Company and Milton Hershey School currently serving on the Board, Mr. Brown provides valuable perspectives not only as a representative of our largest stockholder, but also of the school that is its sole beneficiary. In addition, Mr. Brown has significant experience in government relations, finance and private equity/venture capital. His familiarity with policy and operations of both Pennsylvania State and U.S. Federal Government and his experience as an investor in and director of both public and private companies make him an important addition to the Board on matters of strategy and risk management.

PREVIOUS BUSINESS EXPERIENCE
• Chief of Staff, United States Senator
Robert P. Casey, Jr. (January 2007 to February 2016)
• Partner, SCP Private Equity Partners (January 1996 to December 2006)
• Chief of Staff, Pennsylvania Governor Robert P. Casey, Sr. (January 1989 to December 1994)
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• FS Multi-Strategy Alternatives Fund/FS Series Trust
(August 2017 to present)

PAST PUBLIC COMPANY BOARDS
• FS Investment Corporation III
(February 2016 to December 2018)
 EDUCATION
• Bachelor’s degree, magna cum laude, from Villanova University
• Juris Doctor degree from the University of Virginia Law School

Michele G. Buck Director since 2017 Age 58 Board Committees • Executive (Chair)	Chairman of the Board, President and Chief Executive Officer, The Hershey Company (October 2019 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
As Chairman of the Board, President and Chief Executive Officer, Ms. Buck is responsible for all day-to-day global operations and commercial activities of the Company. Having served at the Company for more than 14 years and as an executive in the consumer packaged goods industry for more than 30 years, Ms. Buck is a valuable contributor to the Board in the areas of marketing, consumer products, strategy, supply chain management and mergers and acquisitions. Her presence in the boardroom also ensures efficient communication between the Board and Company management.

PREVIOUS BUSINESS EXPERIENCE
• President and Chief Executive Officer (March 2017 to October 2019)
• Executive Vice President, Chief Operating Officer (June 2016 to March 2017)
• President, North America (May 2013 to June 2016)
• Senior Vice President, Chief Growth Officer (September 2011 to May 2013)
• Senior Vice President, Global Chief Marketing Officer (December 2007 to September 2011)
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• New York Life Insurance Company (November 2013 to present)

EDUCATION • Bachelor’s degree from Shippensburg University of Pennsylvania • Masters of Business Administration degree from the University of North Carolina
_____________________________________________________________________________________

Victor L. Crawford Director Nominee Age 58 Board Committees • None	Chief Executive Officer, Pharmaceutical Segment, Cardinal Health, Inc., a global healthcare services and products company (November 2018 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Having held senior management positions at several companies across the food and beverage, hospitality and healthcare services industries, Mr. Crawford has a broad range of experience in digital transformation, fast moving consumer goods, logistics and supply chain management. He will also bring valuable insights in the areas of emerging markets, consumer retail and finance to the Board. Mr. Crawford was identified as a potential director nominee by Heidrick & Struggles as part of the Governance Committee’s director succession planning process.

PREVIOUS BUSINESS EXPERIENCE
• President and Chief Operating Officer, Healthcare, Education and Business Dining, Aramark Corporation (September 2012 to October 2018)
• President, North America, Pepsi Beverage Company, PepsiCo, Inc. (September 2010 to January 2012)
• Executive Vice President, Supply Chain and Transformation, The Pepsi Bottling Group, Inc. (August 2009 to September 2010)
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• Dave & Buster’s Entertainment, Inc. (August 2016 to present)
• Board of Trustees, National Urban League
(October 2010 to present)

EDUCATION • Bachelor of Science in accounting from Boston College
One of two directors nominated for election by the holders of the Common Stock voting separately as a class.

Charles A. Davis Director since 2007 Age 71 Board Committees • Audit (ex-officio) • Compensation (ex-officio) • Executive • Finance and Risk Management (ex-officio) • Governance
Chief Executive Officer, Stone Point Capital LLC, a global private equity firm (June 2005 to present)
Lead Independent Director, The Hershey Company (October 2019 to present; May 2017 to May 2018)
Chairman of the Board, The Hershey Company (May 2018 to October 2019)

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Having served in the fields of investment banking and private equity for more than 40 years, Mr. Davis brings extensive experience in finance, investment banking and real estate to the Board. His experience as a leader in international business allows him to bring important insights to the Board as the Company continues to focus on its international footprint.

PREVIOUS BUSINESS EXPERIENCE
• MMC Capital, Inc., the private equity business of
Marsh & McLennan Companies, Inc.:
○ Chairman (January 2002 to May 2005)
○ Chief Executive Officer (January 1999 to May 2005)
○ President (April 1998 to December 2002)
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• AXIS Capital Holdings Limited (November 2001 to present)
• The Progressive Corporation (October 1996 to present)

EDUCATION • Bachelor’s degree from the University of Vermont • Masters of Business Administration degree from Columbia University Graduate School of Business
_____________________________________________________________________________________

Mary Kay Haben Director since 2013 Age 63 Board Committees • Governance (Chair) • Compensation • Executive	Former President, North America, Wm. Wrigley Jr. Company, a leading confectionery company (October 2008 to February 2011)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Throughout Ms. Haben’s 33-year career, she gained extensive experience managing businesses in the consumer packaged goods industry and developed a track record of growing brands and developing new products. Her knowledge of and ability to analyze the overall consumer packaged goods industry, evolving market dynamics and consumers’ relationships with brands make her a valuable contributor to the Board and the Company.

PREVIOUS BUSINESS EXPERIENCE
• Group Vice President and Managing Director,
North America, Wm. Wrigley Jr. Company
(April 2007 to October 2008)
• Held several key positions during 27-year career
with Kraft Foods, Inc., a grocery manufacturing
and processing conglomerate
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• Grocery Outlet Holding Corp. (November 2019 to present)
• Trustee of Equity Residential (July 2011 to present); currently serves as Chair of the Compensation Committee

EDUCATION
• Bachelor’s degree, magna cum laude, in business administration from the University of Illinois
• Masters of Business Administration degree in marketing from the University of Michigan, Ross School of Business

James C. Katzman Director since 2018 Age 52 Board Committees • Finance and Risk Management • Governance	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School (April 2017 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
One of three representatives of Hershey Trust Company and Milton Hershey School currently serving on the Board, Mr. Katzman provides the Board with valuable perspectives of our largest stockholder and the school that is its sole beneficiary. In addition, he has extensive experience in corporate financial matters and merger transactions, developed throughout his career in investment banking, which further adds to the Board as it oversees the Company’s financial stewardship and transformation into an innovative snacking powerhouse.

	PREVIOUS BUSINESS EXPERIENCE • Partner, Goldman Sachs Group, Inc. (December 2004 to March 2015) CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS • Brinker International, Inc. (January 2018 to present)	EDUCATION • Bachelor’s degree, cum laude, from Dartmouth College • Masters of Business Administration degree from Columbia University Graduate School of Business
_____________________________________________________________________________________

M. Diane Koken Director since 2017 Age 67 Board Committees • Audit • Compensation	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School (December 2015 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
One of three representatives of Hershey Trust Company and Milton Hershey School currently serving on the Board, Ms. Koken brings to the Board valuable insights from our largest stockholder. Having served as Insurance Commissioner of Pennsylvania for three governors and as President of the National Association of Insurance Commissioners, Ms. Koken has considerable expertise in the areas of insurance, risk management and regulatory affairs. Her experience in the areas of legal operations and corporate governance, developed throughout her 22-year career at a national life insurer that culminated in her serving as Vice President, General Counsel and Corporate Secretary, further adds to the Board.

PREVIOUS BUSINESS EXPERIENCE
• Commissioner of Insurance in Pennsylvania (August 1997 to February 2007)
• Provident Mutual Life Insurance Company (October 1975 to July 1997)
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• Nationwide Mutual Funds (April 2019 to present)
• Capital BlueCross (December 2011 to present)
• NORCAL Mutual (January 2009 to present)
• Nationwide Corporation; Nationwide Mutual Insurance Company; Nationwide Mutual Fire Insurance Company
(April 2007 to present)

EDUCATION • Bachelor’s degree, magna cum laude, in education from Millersville University • Juris Doctor degree from Villanova University School of Law

Robert M. Malcolm Director since 2011 Age 67 Board Committees • Finance and Risk Management (Chair) • Audit • Executive	Former President, Global Marketing, Sales & Innovation, Diageo PLC, a leading premium drinks company (June 2002 to December 2008)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Malcolm is a globally recognized expert in strategic marketing and is currently Executive in Residence, Center for Customer Insight and Marketing Solutions, McCombs School of Business, University of Texas. He brings to the Board significant experience in emerging markets and in the marketing and sales of consumer products, including consumer packaged goods and fast-moving consumer goods.

PREVIOUS BUSINESS EXPERIENCE
• Spent 24 years at The Procter & Gamble Company in positions of increasing responsibility
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• Boston Consulting Group (senior advisor)

EDUCATION • Bachelor’s degree in marketing from the University of Southern California • Masters of Business Administration degree in marketing from the University of Southern California
_____________________________________________________________________________________

Anthony J. Palmer Director since 2011 Age 60 Board Committees • Compensation (Chair) • Executive • Governance	Chief Executive Officer, TropicSport, a natural suncare and skincare products company (April 2019 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Having spent most of his professional career in the consumer packaged goods industry, Mr. Palmer brings to the Board substantial experience and insight in several key strategic areas for the Company, including fast-moving consumer packaged goods, emerging markets, marketing and human resources.

PREVIOUS BUSINESS EXPERIENCE
• Kimberly-Clark Corporation
○ President, Global Brands and Innovation (April 2012 to April 2019)
○ Senior Vice President and Chief Marketing Officer
   (October 2006 to March 2012)

EDUCATION
• Bachelor’s degree in business marketing from Monash University in Melbourne, Australia
• Masters of Business Administration degree, with distinction, from the International Management Institute, Geneva, Switzerland

Juan R. Perez	Chief Information and Engineering Officer, United Parcel Service, Inc., a multinational package delivery and supply chain management company (April 2017 to present)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
During his 30-year career at United Parcel Service, Inc., Mr. Perez has developed a broad range of commercial, operational and technological expertise. In addition to his overall leadership experience, Mr. Perez brings significant strength in the areas of supply chain management and logistics, digital technology, innovation and data analytics to the Board.

PREVIOUS BUSINESS EXPERIENCE
• United Parcel Service
 ○ Chief Information Officer (March 2016 to April 2017)
 ○ Vice President, Technology (July 2010 to March 2016)
 ○ Vice President, Engineering (January 2005 to July 2010)

EDUCATION
• Bachelor of Science in industrial and systems engineering from the University of Southern California
• Masters of Science in computer and manufacturing engineering from the University of Southern California

Director since 2019 Age 53 Board Committees • Compensation • Finance and Risk Management	One of two directors nominated for election by the holders of the Common Stock voting separately as a class.
_____________________________________________________________________________________

Wendy L. Schoppert	Former Executive Vice President and Chief Financial Officer, Sleep Number Corporation, a bedding manufacturer, marketer and retailer (June 2011 to February 2014)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
As Chief Financial Officer for Sleep Number Corporation, Ms. Schoppert gained extensive experience leading all finance functions including financial planning and analysis, accounting, tax, treasury, investor relations, decision support and IT. She began her career in the airline industry, serving in various financial, strategic and general management leadership positions at American Airlines, Northwest Airlines and America West Airlines.

PREVIOUS BUSINESS EXPERIENCE
• Sleep Number Corporation
○ Senior Vice President and Chief Information Officer (March 2008 to June 2011)
○ Senior Vice President, International and New Channel Development (April 2005 to March 2008)
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• Bremer Financial Corporation (May 2017 to present)
• Big Lots, Inc. (May 2015 to present)

PAST PUBLIC COMPANY BOARDS
• Gaia, Inc. (October 2013 to December 2018)
EDUCATION
• Bachelor of Arts in mathematics and operations research from Cornell University
• Masters of Business Administration in finance and general management from Cornell University

Director since 2017 Age 53 Board Committees • Audit • Finance and Risk Management

David L. Shedlarz Director since 2008 Age 71 Board Committees • Audit (Chair) • Executive • Finance and Risk Management	Former Vice Chairman, Pfizer Inc., a pharmaceutical, consumer and animal products health company (July 2005 to December 2007)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Shedlarz spent the majority of his professional career with Pfizer. At the time of his retirement in 2007, Mr. Shedlarz was responsible for operations including the animal health business, finance, accounting, strategic planning, business development, global sourcing, manufacturing, information systems and human resources, skills that are particularly valuable to the Board given his role as chair of the Audit Committee and a member of the Finance and Risk Management Committee. Mr. Shedlarz also brings to the Board considerable international business and leadership experience he gained while at Pfizer.

PREVIOUS BUSINESS EXPERIENCE
• Executive Vice President and Chief Financial Officer,
  Pfizer Inc. (January 1999 to July 2005)
CURRENT PUBLIC AND OTHER KEY DIRECTORSHIPS
• Teladoc Health, Inc. (September 2016 to present)
• Pitney Bowes, Inc. (May 2001 to present)
• Teachers Insurance and Annuity Association Board of Trustees (March 2007 to present)

EDUCATION
• Bachelor’s degree in economics and mathematics from Oakland/Michigan State University
• Masters of Business Administration degree in finance and accounting from the New York University,
Leonard N. Stern School of Business

NON-EMPLOYEE DIRECTOR COMPENSATION
The Hershey Company Directors’ Compensation Plan
We maintain a Directors’ Compensation Plan that is designed to:

•	Attract and retain highly qualified, non-employee directors; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of non-employee compensation in units representing shares of our Common Stock.
Directors who are employees of the Company receive no additional compensation for their service on our Board. Ms. Buck is the only employee of the Company who also served as a director during 2019 and thus received no additional compensation for her Board service.
The Board targets non-employee director compensation at the 50th percentile of compensation paid to directors at a peer group of companies we call the 2019 Compensation Peer Group. Information about the 2019 Compensation Peer Group is included in the section entitled “Setting Compensation” in the Compensation Discussion & Analysis. Each year, with the assistance of the Compensation Committee and the Compensation Committee’s compensation consultant, the Board reviews the compensation paid to directors at companies in the current peer group to determine whether any changes to non-employee director compensation are warranted.
As a result of its review in December 2018, the Board determined that no changes to any of the compensation elements were warranted for 2019.
Accordingly, compensation paid to non-employee directors in 2019 was as follows:

Form of Compensation	Payment ($)
Annual retainer for Chairman of the Board(1) (2)	150,000
Annual retainer for other non-employee directors	100,000
Annual RSU award	155,000
Annual fee for Lead Independent Director(2) (3)	25,000
Annual fee for chair of Audit Committee(2)	20,000
Annual fees for chairs of Compensation, Finance and Risk Management, and Governance Committees(2)	15,000
____________________

(1)	Applies only when Chairman of the Board is a non-employee director.

(2)	Paid in addition to $100,000 annual retainer for non-employee directors.

(3)	A Lead Independent Director is appointed if the Chairman of the Board is not independent.
The Board completed its annual review of non-employee director compensation in October 2019 and determined that the following changes were warranted for 2020 to ensure that the program remains aligned to the 50th percentile of compensation paid to directors from our 2019 Compensation Peer Group. The Board elected to increase the annual retainer from $100,000 to $105,000, to increase the annual RSU award from $155,000 to $160,000 and to increase the annual Compensation Committee Chair retainer from $15,000 to $20,000. Except for these changes, all other elements of the non-employee director compensation program described above remain unchanged for 2020.
Payment of Annual Retainer, Lead Independent Director Fee and Committee Chair Fees
The annual retainer (including the annual retainer for the Chairman of the Board, when applicable) and any applicable Lead Independent Director or committee chair fees for all non-employee directors are paid in quarterly installments on the 15th day of March, June, September and December, or the prior business day if the 15th is not a business day. Non-employee directors may elect to receive all or a portion of the annual retainer (including the annual retainer for the Chairman of the Board, when applicable) in cash or in Common Stock. Non-employee directors may also elect to defer receipt of all or a portion of the retainer (including the annual retainer for the Chairman of the Board, when applicable) any applicable Lead Independent Director fee or committee chair fees until the date their membership on the Board ends. Lead Independent Director and committee chair fees that are not deferred are paid only in cash.

Non-employee directors choosing to defer all or a portion of their retainer, any applicable Lead Independent Director fee or committee chair fees may invest the deferred amounts in two ways:

•
In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds selected by the director from among the mutual funds or other investment options available to all employees participating in our 401(k) Plan. Amounts invested in the cash account are paid only in cash.

•
In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.

Restricted Stock Units
RSUs are granted quarterly to non-employee directors on the first day of January, April, July and October. In 2019, the number of RSUs granted in each quarter was determined by dividing $38,750 by the average closing price of a share of our Common Stock on the New York Stock Exchange (“NYSE”) on the last three trading days preceding the grant date. RSUs awarded to non-employee directors vest one year after the date of grant, or earlier upon termination of the director’s membership on the Board by reason of retirement (termination of service from the Board after the director’s 60th birthday), death or disability, for any reason after a Change in Control as defined in our Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”), or under such other circumstances as the Board may determine. Vested RSUs are payable to directors in shares of Common Stock or, at the option of the director, can be deferred as common stock units under the Directors’ Compensation Plan until the director’s membership on the Board ends. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are payable in shares of Common Stock or deferred as common stock units together with any RSUs the director has deferred.
As of March 13, 2020, Messrs. Brown, Davis, Malcolm, Palmer and Shedlarz and Mmes. Arway, Haben and Koken had attained retirement age for purposes of the vesting of RSUs.
Other Compensation, Reimbursements and Programs
The Board occasionally establishes committees of limited duration for special purposes. When a special committee is established, the Board will determine whether to provide non-employee directors with additional compensation for service on such committee based on the expected duties of the committee, the anticipated number and length of any committee meetings, and other factors the Board, in its discretion, may deem relevant. No such committees were established in 2019.
We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as our employees. Directors also are eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.
Stock Ownership Guidelines
Pursuant to the Board’s Corporate Governance Guidelines, non-employee directors are expected to own shares of Common Stock having a value equal to at least five times the annual retainer. Each non-employee director has until January 1 of the year following his or her fifth anniversary of becoming a director to satisfy the guideline. The Compensation Committee reviews the stock ownership guidelines annually to ensure they are aligned with external market comparisons.

2019 Director Compensation
The following table and explanatory footnotes provide information with respect to the compensation paid or provided to non-employee directors during 2019:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Pamela M. Arway	100,000	155,000	5,000	260,000
James W. Brown	100,000	155,000	5,000	260,000
Charles A. Davis	223,506	155,000	5,000	383,506
Mary Kay Haben	115,000	155,000	5,000	275,000
James C. Katzman	100,000	155,000	5,000	260,000
M. Diane Koken	100,000	155,000	5,000	260,000
Robert M. Malcolm	115,000	155,000	5,000	275,000
Anthony J. Palmer	115,000	155,000	1,500	271,500
Juan R. Perez	61,264	94,959	—	156,223
Wendy L. Schoppert	100,000	155,000	5,000	260,000
David L. Shedlarz	120,000	155,000	—	275,000
___________________

(1)	During 2019, Mr. Davis served as Chairman of the Board until October 11, 2019, when he was appointed Lead Independent Director. Mr. Perez joined the Board on May 21, 2019.

(2)
Includes amounts earned or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on investment options available to all participants in our 401(k) Plan or our Common Stock and, accordingly, the earnings credited during 2019 were not considered “above market” or “preferential” earnings.

The following table sets forth the portion of fees earned or paid in cash or Common Stock, and the portion deferred with respect to retainers and fees earned during 2019:

Name	Immediate Payment			Deferred and Investment Election
	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Pamela M. Arway	100,000	—	—	—	—	—
James W. Brown	100,000	—	—	—	—	—
Charles A. Davis	223,506	—	—	—	—	—
Mary Kay Haben	115,000	—	—	—	—	—
James C. Katzman	—	—	—	—	100,000	781
M. Diane Koken	100,000	—	—	—	—	—
Robert M. Malcolm	115,000	—	—	—	—	—
Anthony J. Palmer	15,000	100,000	781	—	—	—
Juan R. Perez	52,074	9,190	65	—	—	—
Wendy L. Schoppert	100,000	—	—	—	—	—
David L. Shedlarz	120,000	—	—	—	—	—

(3)
Represents the dollar amount recognized as expense during 2019 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2019. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2019 was $155,000.

The following table provides information with respect to the number and market value of deferred common stock units and RSUs held as of December 31, 2019, based on the $146.98 closing price of our Common Stock as reported by NYSE on December 31, 2019, the last trading day of 2019.
The information presented includes the accumulated value of each director’s deferred common stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional common stock units on deferred amounts and dividend equivalent units credited in the form of additional common stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Deferred Common Stock Units as of December 31, 2019 ($)	Number of RSUs (#)	Market Value of RSUs as of December 31, 2019 ($)
Pamela M. Arway	—	—	1,261	185,342
James W. Brown	2,561	376,416	1,261	185,342
Charles A. Davis	—	—	1,261	185,342
Mary Kay Haben	8,381	1,231,839	1,261	185,342
James C. Katzman	2,561	376,416	1,261	185,342
M. Diane Koken	2,561	376,416	1,261	185,342
Robert M. Malcolm	—	—	1,261	185,342
Anthony J. Palmer	—	—	1,261	185,342
Juan R. Perez	—	—	698	102,592
Wendy L. Schoppert	1,694	248,984	1,261	185,342
David L. Shedlarz	—	—	1,261	185,342

(4)	Represents the Company match for contributions made by the director to one or more charitable organizations during 2019 under the Gift Matching Program.

SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information with respect to the beneficial ownership of our outstanding voting securities and exercisable stock options by:

•	Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of March 13, 2020; and

•	Our directors, director nominees, NEOs and all directors and executive officers as a group, as of March 13, 2020.

Holder	Common Stock(1)	Exercisable Stock Options	Percent of Common Stock(2)	Class B Common Stock	Percent of Class B Common Stock(3)
Hershey Trust Company, as trustee for the Milton Hershey School Trust(4) 100 Mansion Road Hershey, PA 17033 Milton Hershey School(4) Founders Hall Hershey, PA 17033	47,170	—	**	60,612,012	99.9
Hershey Trust Company(5)	76,430	—	**	—	—
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	16,294,676	—	11.0	—	—
Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	12,633,520	—	8.5	—	—
State Street Corporation(8) One Lincoln Street Boston, MA 02111	7,757,967	—	5.2	—	—
Pamela M. Arway*	15,172	—	**	—	—
Damien Atkins	1,473	3,056	**	—	—
James W. Brown*	—	—	**	—	—
Michele G. Buck*	65,246	228,283	**	—	—
Victor L. Crawford*	—	—	**	—	—
Charles A. Davis*	23,522	—	**	—	—
Mary Kay Haben*	—	—	**	—	—
James C. Katzman*	—	—	**	—	—
M. Diane Koken*	600	—	**	—	—
Patricia A. Little	—	—	**	—	—
Robert M. Malcolm*	11,480	—	**	—	—
Terence L. O’Day	26,714	138,873	**	—	—
Anthony J. Palmer*	10,754	—	**	—	—
Juan R. Perez*	91	—	**	—	—
Wendy L. Schoppert*	—	—	**	—	—
David L. Shedlarz*	13,807	—	**	—	—
Steven E. Voskuil	1,000	—	**	—	—
Mary Beth West	21,265	30,619	**	—	—
All directors and executive officers as a group (22 persons)	204,394	415,565	**	—	—
____________________

*	Director/Director nominee
**	Less than 1%

(1)Amounts listed also include the following RSUs that will vest and be paid to the following holders within 60 days of March 13, 2020:

Name	RSUs (#)
Damien Atkins	921
Pamela M. Arway	347
Michele G. Buck	6,823
Charles A. Davis	347
Robert M. Malcolm	347
Terence L. O’Day	1,401
Anthony J. Palmer	347
David L. Shedlarz	347

Amounts listed also include shares for which certain of the directors share voting and/or investment power with one or more other persons as follows: Ms. Arway, 14,825 shares owned jointly with her spouse; Ms. Koken, 600 shares held at Glenmede Trust Company; Mr. Malcolm, 11,133 shares owned jointly with his spouse; and Mr. Palmer, 10,407 shares owned jointly with his spouse.

(2)	Based upon 147,696,823 shares of Common Stock outstanding on March 13, 2020.

(3)	Based upon 60,613,777 shares of Class B Common Stock outstanding on March 13, 2020.

(4)
Hershey Trust Company, as trustee for the Milton Hershey School Trust, has the right at any time to convert its Class B Common Stock into Common Stock on a share-for-share basis. If on March 13, 2020, Hershey Trust Company, as trustee for the Milton Hershey School Trust, converted all of its Class B Common Stock into Common Stock, Hershey Trust Company, as trustee for the Milton Hershey School Trust, would own beneficially 60,659,182 shares of our Common Stock (47,170 Common Stock shares plus 60,612,012 converted Class B Common Stock shares), or 29.1% of the 208,308,835 shares of Common Stock outstanding following the conversion (calculated as 147,696,823 Common Stock shares outstanding prior to the conversion plus 60,612,012 converted Class B Common Stock shares). For more information about the Milton Hershey School Trust, Hershey Trust Company, Milton Hershey School and the ownership and voting of these securities, please see the section entitled “Information Regarding Our Controlling Stockholder.”

(5)	Please see the section entitled “Information Regarding Our Controlling Stockholder” for more information about shares of Common Stock held by Hershey Trust Company as investments.

(6)
Information regarding BlackRock, Inc. and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on February 4, 2020. The filing indicated that, as of December 31, 2019, BlackRock, Inc. had sole voting power over 290,304 shares, shared voting power over no shares, sole investment power over 16,294,676 shares and shared investment power over no shares. The filing indicated that BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(7)
Information regarding Vanguard Group, Inc. and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on February 12, 2020. The filing indicated that, as of December 31, 2019, Vanguard Group, Inc. had sole voting power over 227,910 shares, shared voting power over 76,613 shares, sole investment power over 12,343,216 shares and shared investment power over 290,304 shares. The filing indicated that Vanguard Group, Inc. is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E).

(8)
Information regarding State Street Corporation and its beneficial holdings was obtained from a Schedule 13G filed with the SEC on February 13, 2020. The filing indicated that, as of December 31, 2019, State Street Corporation had sole voting and investment power over no shares, shared voting power over 6,626,088 shares and shared investment power over 7,729,298 shares. The filing indicated that State Street Corporation is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

Ownership of Other Company Securities
Certain directors and NEOs hold Company securities not reflected in the beneficial ownership table above because they will not convert, or cannot be converted, to shares of Common Stock within 60 days of our March 13, 2020 Record Date. These securities include:

•	Certain unvested RSUs or deferred common stock units held by our directors and NEOs; and

•	Certain unvested stock options held by our NEOs.

The table below shows these holdings as of March 13, 2020. You can find additional information about RSUs and deferred common stock units held by directors in the section entitled “Non-Employee Director Compensation.” You can find additional information about stock options, RSUs and deferred common stock units held by the NEOs in the section entitled “Executive Compensation.”

Holder	Shares Underlying RSUs and Common Stock Units Not Beneficially Owned	Shares Underlying Stock Options Not Beneficially Owned
Pamela M. Arway*	814	—
Damien Atkins	5,336	9,169
James W. Brown*	4,094	—
Michele G. Buck*	109,182	64,743
Victor L. Crawford*	—	—
Charles A. Davis*	814	—
Mary Kay Haben*	9,913	—
James C. Katzman*	4,267	—
M. Diane Koken*	4,094	—
Patricia A. Little	—	—
Robert M. Malcolm*	814	—
Terence L. O’Day	6,137	14,577
Anthony J. Palmer*	814	—
Juan R. Perez*	970	—
Wendy L. Schoppert*	3,227	—
David L. Shedlarz*	814	—
Steven E. Voskuil	17,157	—
Mary Beth West	17,460	—
___________________

*	Director
Information Regarding Our Controlling Stockholder
In 1909, Milton S. and Catherine S. Hershey established a trust having as its sole beneficiary Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee of the Milton Hershey School Trust.
In its capacity as trustee for the Milton Hershey School Trust, Hershey Trust Company is our controlling stockholder. In this capacity, it will have the right to cast .032% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.4% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together. The board of directors of Hershey Trust Company, with the approval of the board of managers (governing body) of Milton Hershey School, decides how funds held by Hershey Trust Company, as trustee for the Milton Hershey School Trust, will be invested. The board of directors of Hershey Trust Company generally decides how shares of The Hershey Company held by Hershey Trust Company, as trustee for the Milton Hershey School Trust, will be voted.
As of the Record Date, Hershey Trust Company also held 76,430 shares of our Common Stock as investments. The board of directors or management of Hershey Trust Company decides how these shares will be voted.
In all, Hershey Trust Company, as trustee for the Milton Hershey School Trust and as direct owner of investment shares, will be entitled to vote 123,600 shares of our Common Stock and 60,612,012 shares of our Class B Common Stock at the Annual Meeting. Stated in terms of voting power, Hershey Trust Company will have the right to cast .084% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.4% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together at the Annual Meeting.

Our certificate of incorporation contains the following important provisions regarding our Class B Common Stock:

•
All holders of Class B Common Stock, including Hershey Trust Company, as trustee for Milton Hershey School Trust, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.

•
All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if Hershey Trust Company, as trustee for Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.

•
We must obtain the approval of Hershey Trust Company, as trustee for Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, before we issue any Common Stock or take any other action that would deprive Hershey Trust Company, as trustee for Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

AUDIT COMMITTEE REPORT
To Our Stockholders:
The Audit Committee is currently comprised of five directors, each of whom is considered independent under the NYSE Rules and the rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate and that each of Ms. Schoppert and Mr. Shedlarz qualifies as an “audit committee financial expert,” as that term is defined under the rules promulgated by the SEC.
Our role as the Audit Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and the Company’s internal audit function.
The Audit Committee operates under a written charter that was last reviewed by the Audit Committee on December 11, 2019.
Our duties as an Audit Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:
Management

•	Preparing the Company’s financial statements;

•	Establishing effective financial reporting systems and internal controls and procedures; and

•	Reporting on the effectiveness of the Company’s internal control over financial reporting.
Internal Audit Department

•	Independently assessing management’s system of internal controls and procedures; and

•	Reporting on the effectiveness of that system.
Independent Auditors

•	Auditing the Company’s financial statements;

•	Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and

•	Annually auditing the effectiveness of the Company’s internal control over financial reporting.
We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC, we also:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board;

•
Received the written disclosures and the letter from the independent auditors in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	Discussed with the independent auditors their independence from the Company.
We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as an Audit Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In carrying out our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as an Audit Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020.
Submitted by the Audit Committee:
David L. Shedlarz, Chair
James W. Brown
M. Diane Koken
Robert M. Malcolm
Wendy L. Schoppert

INFORMATION ABOUT OUR INDEPENDENT AUDITORS
The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by Ernst & Young LLP, our independent auditors for the fiscal years ended December 31, 2019 and December 31, 2018:

Nature of Fees	2019 ($)	2018 ($)
Audit Fees	4,505,851	5,224,136
Audit-Related Fees(1)	288,646	1,186,311
Tax Fees(2)	399,462	593,707
All Other Fees(3)	—	2,000
Total Fees	5,193,959	7,006,154
____________________

(1)	Fees associated primarily with services related to due diligence for potential business acquisitions.

(2)	Fees pertaining primarily to tax consultation and tax compliance services.

(3)	Fees for other permissible services that do not meet the above category descriptions, including subscription programs.
The Audit Committee pre-approves all audit, audit-related and non-audit services performed by the independent auditors. The Audit Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit, audit-related or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting.
The Audit Committee pre-approved all services provided by Ernst & Young LLP in 2019.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

✓	The Board of Directors unanimously recommends that stockholders vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2020
The Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for 2020. Although not required to do so, the Board, upon the Audit Committee’s recommendation, has determined to submit the Audit Committee’s appointment of Ernst & Young LLP as our independent auditors to stockholders for ratification as a matter of good corporate governance.
The Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2020 will be considered ratified if at least a majority of the votes of the Common Stock and Class B Common Stock (voting together without regard to class) represented at the Annual Meeting are voted for the proposal. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2020, the Audit Committee will reconsider its appointment.
Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to questions.

COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION
This section discusses and analyzes the decisions we made concerning the compensation of our named executive officers (“NEOs”) for 2019. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our NEOs. Our NEOs for 2019 are:

Name	Title
Michele G. Buck (1)	Chairman of the Board, President and Chief Executive Officer (“CEO”)
Steven E. Voskuil (2)	Senior Vice President, Chief Financial Officer (“CFO”)
Damien Atkins	Senior Vice President, General Counsel and Secretary
Terence L. O’Day (3)	Former Senior Vice President, Chief Technology and Data Officer
Mary Beth West (4)	Former Senior Vice President, Chief Growth Officer
Patricia A. Little (5)	Former Senior Vice President, CFO
____________________

(1)	Ms. Buck has served as President and CEO since March 1, 2017 and was appointed Chairman of the Board on October 11, 2019.

(2)	Mr. Voskuil was hired on May 13, 2019.

(3)	Mr. O’Day retired on March 31, 2020.

(4)	Ms. West retired on February 29, 2020.

(5)	Ms. Little retired on May 31, 2019.
Executive Summary
Strategic Plan
The Hershey Company (the “Company”), headquartered in Hershey, Pa., is a global confectionery leader known for making more moments of goodness through its chocolate, sweets, mints, gum and other great-tasting snacks. We have approximately 16,140 employees around the world who work every day to deliver delicious, quality products. We have more than 80 brands that drive approximately $8.0 billion in annual revenues.
Our vision is to be an innovative snacking powerhouse.  We are currently the number two snacking manufacturer in the United States.  We aspire to be a leader in meeting consumers’ evolving snacking needs while strengthening the capabilities that drive our growth. We are focused on three strategic imperatives to ensure the Company’s success now and in the future:

•	Drive core confection business and broaden participation in snacking;

•	Deliver profitable, international growth; and

•	Expand competitive advantage through differentiated capabilities.
Our strategic plan and the financial metrics we establish to help achieve and measure success against that plan, serve as the foundation of our executive compensation program. In January 2019, we announced the following Company financial expectations:

•	Increase net sales between 1% and 3% from 2018; and

•	Increase adjusted earnings per share-diluted(1) between 5% and 7% from 2018.
See the section entitled “Annual Incentives” for more information regarding our 2019 annual incentive targets and related results.

(1)
While we report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), we also use non-GAAP financial measures in order to provide additional information to investors to facilitate the comparison of past and present performance. Some of the financial targets under our short- and long-term incentive programs are also based on non-GAAP financial measures. Non-GAAP financial measures are used by management in evaluating results of operations internally and in assessing the impact of known trends and uncertainties on our business, but they are not intended to replace the presentation of financial results in accordance with GAAP. Adjusted earnings per share-diluted is a non-GAAP financial measure. We define adjusted earnings per share-diluted as diluted earnings per share of the Company’s common stock (“Common Stock”), excluding costs associated with business realignment activities, costs relating to the integration of acquisitions, long-lived and intangible asset impairment charges, unallocated gains and losses associated with mark-to-market commodity derivatives, pension settlement charges relating to Company-directed initiatives and the gain realized on the sale of certain assets.

We delivered on our 2019 net sales and adjusted earnings per share-diluted commitments, resulting in top quartile shareholder returns against our 2019 Financial Peer Group. Our 2019 Financial Peer Group is described in more detail in the section entitled “Long-Term Incentives.”

Executive Compensation Philosophy
Our executive compensation philosophy is to provide compelling, dynamic, market-based total compensation tied to performance and aligned with our stockholders’ interests. Our goal is to ensure the Company has the talent it needs to maintain sustained long-term performance for our stockholders, employees and communities. The guiding principles that help us achieve this goal are compensation programs which:

Hershey Has Strong Pay-for-Performance Alignment
The Compensation and Executive Organization Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) has oversight responsibility for our executive compensation framework and for aligning our executives’ pay with the Company’s performance. We believe we have strong pay-for-performance alignment because a significant portion of each NEO’s target total direct compensation is tied to the financial performance of the Company as well as stockholder returns.
In 2019, approximately 87% of our CEO’s and 73% of our other NEOs’ target total direct compensation, excluding Ms. Little’s, was at-risk, including a substantial portion tied to stockholder value. Specifically, 34% of our Performance Stock Units (“PSUs”) were tied to Total Shareholder Return (“TSR”). Combined with the other financial and strategic metrics that determine our NEOs’ compensation, we have aligned our executive compensation program with the long-term interests of our stockholders.
Our Stockholders Strongly Approve of Our Pay Practices
Last year, our stockholders overwhelmingly approved our “say-on-pay” resolution, with more than 92% of the votes cast by the holders of Common Stock and more than 99% of the combined votes cast by the holders of the Common Stock and Class B Common Stock voting in favor. Our Compensation Committee believes the results of last year’s “say-on-pay” vote affirmed our stockholders’ support of our Company’s executive compensation program. Consequentially, our approach to executive compensation in 2019 was substantially the same as the approach stockholders approved in 2018. At the 2017 Annual Meeting of Stockholders, our stockholders voted to continue having an annual “say-on-pay” vote as described in Proposal No. 3 –Advise on Named Executive Officer Compensation. We plan to ask stockholders to express a preference for the frequency of the “say-on-pay” vote at our 2023 Annual Meeting of Stockholders.

We believe our compensation and governance policies and practices are significant drivers of our stockholder support. These policies and practices include:

WHAT WE DO	Pay for performance: A substantial percentage of each NEO’s target total direct compensation is at-risk.
Performance measures support strategic objectives:  The performance measures we use in our compensation programs reflect strategic and operating objectives, creating long-term value for our stockholders.

Appropriate risk-taking:  We set performance goals that consider our publicly-announced financial expectations, which we believe will encourage appropriate risk taking. Our incentive programs are appropriately capped so as not to encourage excessive risk taking.

“Double-trigger” benefits in the event of a change in control:  In the event of a change in control, the payment of severance benefits and the acceleration of vesting of long-term incentive awards that are replaced with qualifying awards will not occur unless there is also a qualifying termination of employment upon or within two years following the change in control.

Clawbacks and other covenants: We require our NEOs to enter into an Employee Confidentiality and Restrictive Covenant Agreement (“ECRCA”) as a condition of receipt of long-term incentive awards. Failure to comply with the ECRCA may subject the employee to cancellation of awards and a requirement to repay amounts received from awards.
Under the Equity and Incentive Compensation Plan (“EICP”), when an individual’s actions result in the filing of financial documents not in compliance with financial reporting requirements, the Company has the right to recoup or require repayment of an award earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (“SEC”) of the non-compliant document.

Significant stock ownership guidelines:  Our NEOs and other executives are required to accumulate and hold stock equal to a multiple of base salary. If an executive has not met his or her ownership requirement in a timely manner, the executive is required to retain a portion of shares received under long-term incentive awards until the requirement is met.

WHAT WE DON’T DO	Provide excessive perquisites: Executive perquisites are kept to a minimal level relative to a NEO’s total compensation and do not play a significant role in our executive compensation program.
Tax gross-ups: We generally do not provide tax gross-ups, except for relocation expenses.
Provide for the prepayment of dividends on unearned PSUs: Dividends are not paid on PSU awards during the three-year performance cycle.
Hedging Company stock:  Our NEOs, directors, employees and other insiders are prohibited from entering into hedging transactions related to our stock, including forward sale purchase contracts, equity swaps, collars or exchange funds.

Pledging Company stock: Our NEOs, directors, employees and other insiders are prohibited from entering into pledging transactions related to our stock.
Re-pricings or exchanges of underwater stock options: Our stockholder-approved EICP prohibits re-pricing or exchange of underwater stock options without stockholder approval.

Changes to Our Annual and Long-Term Incentive Programs
During 2018, the Compensation Committee completed a thorough and holistic review of our incentive programs. As a result of its review, effective for 2019 the Compensation Committee approved a number of changes to our incentive programs designed to accomplish the following objectives:

•	Increase focus on top line growth to support our strategy of delivering top quartile net sales growth relative to our peers;

•	Strengthen alignment with our strategic goal of driving top quartile Earnings Before Interest and Tax (“EBIT”) margin performance relative to our peers;

•	Continue to drive performance in the key financial metrics that create value for stockholders; and

•	Enhance alignment with our enterprise strategies.
A summary of key program design changes is illustrated below:

2018 Annual Incentive Program Design		2019 Annual Incentive Program Design
Metric	Weighting	Metric	Weighting
Net Sales	45%	Net Sales	50%
Adjusted Earnings per Share-Diluted	40%	Adjusted Earnings per Share-Diluted	25%
Operating Cash Flow	15%	EBIT Margin %	25%
Performance Focus	Weighting	Performance Focus	Weighting
Company Financial Performance	65%	Company Financial Performance	75%
Individual Performance	35%	Individual Performance	25%

2018 Long-Term Incentive Program Design		2019 Long-Term Incentive Program Design
Award Type	Weighting	Award Type	Weighting
PSUs	50%	PSUs	65%
Restricted Stock Units (“RSUs”)	25%	RSUs	35%
Stock Options	25%	Stock Options	—
PSU Metrics	Weighting	PSU Metrics	Weighting
Relative TSR	34%	Relative TSR	34%
Adjusted Earnings per Share-Diluted (3-Year Compound Annual Growth Rate (“CAGR”))	33%	Adjusted Earnings per Share-Diluted (3-year CAGR)	33%
Net Sales (3-year CAGR)	33%	Free Cash Flow (3-year cumulative)	33%

Annual Incentive Program Changes
Design Change	Rationale
Replaced operating cash flow metric with EBIT margin % metric	Drive our strategy to deliver top quartile EBIT margin
Rebalanced metric weightings	Balance focus on top line and bottom line growth; enhanced alignment with shareholder interests
Decreased weighting of individual performance metrics	Enhance pay-for-performance alignment between annual incentive awards and objective, financial performance goals
Long-Term Incentive Program Changes
Design Change	Rationale
Removed stock options from our long-term incentive mix	Improve participant perceived value and retention impact of equity awards, align more closely with market trends and focus on PSUs with performance objectives tied to stockholder value creation
Rebalanced the weighting of RSUs and PSUs	Ensure the majority of each long-term incentive grant remains performance based and aligns with long-term stockholder interests
Replaced net sales (3-year CAGR) metric with free cash flow (3-year cumulative) metric	Reduce overlap between short-term and long-term incentive metrics and enhance focus on driving cash discipline
2019 Performance Results and Payouts
2019 One Hershey Incentive Program (“OHIP”) - Performance Metrics and Results
Payouts under the 2019 OHIP reflect our above-target performance in net sales and adjusted earnings per share-diluted and below-target performance in EBIT Margin %. As a result, 75% of the 2019 OHIP award for each NEO was based on the Company performance score of 146.18%. The remainder of the 2019 OHIP award for each NEO was determined by individual performance as described in more detail in the section entitled “Annual Incentives.”

Metric	2019 ResultsRe	2019 Awards
Net Sales(1)	2.4% growth was above target	Company performance score of 146.18%
Adjusted Earnings per Share-Diluted(2)	7.8% growth was above target
EBIT Margin %(3)	21.17% was below target
Individual Performance Metrics	Described in more detail in the section entitled “Annual Incentives”	Individual performance scores ranged from 100% to 180% of target for each NEO
____________________

(1)
For purposes of determining the Company performance score, net sales is measured on a constant currency basis, further adjusted to reflect the impact of divestitures and acquisitions, which is a non-GAAP performance measure. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the prior fiscal year. For more information on our use of non-GAAP performance measures, please see footnote (1) in the section entitled “Executive Summary.”

(2)
For purposes of determining the Company performance score, adjusted earnings per share-diluted as determined for financial reporting purposes, which is a non-GAAP performance measure, is further adjusted to reflect the impact of divestitures and acquisitions. For more information regarding how we define adjusted earnings per share-diluted, please see footnote (1) in the section entitled “Executive Summary.”

(3)
EBIT Margin is a non-GAAP performance measure. We define EBIT margin as the adjusted operating margin which excludes certain one-time items impacting comparability and further adjusted to reflect the impact of divestitures and acquisitions. For more information regarding our use of non-GAAP performance measures and how we define adjusted operating margin, please see the Company’s earnings release on Form 8-K dated January 30, 2020.

2017-2019 PSU Cycle - Performance Metrics and Results
Our TSR results were significantly above target for the 2017-2019 PSU cycle, therefore our NEOs received a 240% payout for this metric, significantly increasing their overall PSU payout, as shown in the table below and described in more detail in the section entitled “Performance Stock Unit Targets and Results.”

Metric	2017-2019 Results	2017-2019 Awards
Total Shareholder Return	87th percentile was above target	141.69% payout
Three-year CAGR in Net Sales Growth(1)(2)	1.0% CAGR was below target
Three-year CAGR in Adjusted Earnings per Share-Diluted(1)(3)	7.4% CAGR was below target
____________________

(1)
Results for our Amplify, Pirate Brands and ONE businesses were excluded from the following metrics, as applicable, as these acquisitions were made subsequent to the approval of the 2017-2019 PSU cycle metrics:

•	Three-year CAGR in net sales growth; and

•	Three-year CAGR in adjusted earnings per share-diluted.

(2)
Net Sales is measured on a constant currency basis, which is a non-GAAP performance measure. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the base fiscal year.

(3)
Adjusted earnings per share-diluted is a non-GAAP performance measure. For more information regarding how we define adjusted earnings per share-diluted, please see footnote (1) in the section entitled “Executive Summary.”

The Role of the Compensation Committee
The Compensation Committee has primary responsibility for making compensation decisions for our NEOs other than our CEO. Our CEO’s compensation is approved by the independent members of the Board based on the recommendations of the Compensation Committee.
The Compensation Committee operates under a charter approved by the Board. The Compensation Committee uses information from its independent executive compensation consultant, input from our CEO (except for matters regarding her own pay) and assistance from our Human Resources Department to make decisions and to conduct its annual review of the Company’s executive compensation program.
The Compensation Committee works with a rolling agenda, with its heaviest workload occurring during the first quarter of the year. During this quarter, decisions are made with respect to annual and long-term incentives earned based on the prior year’s performance and target compensation levels are finalized for the current year. The Compensation Committee also reviews and approves this Compensation Discussion & Analysis. During the second and third quarters, the Compensation Committee reviews materials relating to peer group composition, tally sheets, competitive pay analysis and other information that forms the foundation for future decisions. The Compensation Committee uses the third and fourth quarters to finalize decisions relating to the peer group and compensation plan design for use in the upcoming year.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and, pursuant to the provisions of the EICP, may appoint the CEO as a committee of the Board as necessary for the purpose of making equity grants under the EICP; provided, however, the Compensation Committee may not delegate the approval of certain transactions to a subcommittee or to the CEO if such transactions involve the approval or grant of equity-based compensation to an “officer” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) or certification as to the attainment of performance goals for a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (“IRC”) unless such subcommittee consists solely of members of the Compensation Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the IRC.

Compensation Advisor Independence
The Compensation Committee retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent executive compensation consultant for fiscal 2019. F.W. Cook advised the Compensation Committee on director and executive compensation, but did no other work for the Company. The Compensation Committee reviews all fees for services related to executive and director compensation provided by F.W. Cook.
The Compensation Committee also received and discussed with F.W. Cook its letter to the Compensation Committee addressing factors relevant under the SEC and New York Stock Exchange (“NYSE”) rules in assessing F.W. Cook’s independence from management and whether F.W. Cook’s work for the Compensation Committee has raised any conflicts of interest, as well as F.W. Cook’s belief that no conflict of interest exists and that it serves as an independent advisor to the Compensation Committee. The factors addressed included the extent of any business or personal relationships with any member of the Compensation Committee or any executive officer of the Company; F.W. Cook’s provision of other services to the Company; the level of fees received from the Company as a percentage of total revenue of F.W. Cook; the policies and procedures employed by F.W. Cook to avoid conflicts of interest; and any ownership of Company stock by individuals employed by F.W. Cook to advise the Compensation Committee. The Compensation Committee considered these factors before selecting or receiving advice from F.W. Cook, and after considering these and other factors in their totality, the Compensation Committee identified no conflicts of interest with respect to F.W. Cook’s advice.
In establishing compensation levels and awards for executive officers other than our CEO, the Compensation Committee takes into consideration the recommendations of the independent executive compensation consultant and the Human Resources Department, combined with our CEO’s evaluations of each officer’s individual performance and Company performance. The Compensation Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by the independent executive compensation consultant.
Compensation Components
Our executive compensation program includes the following key elements:

Element	Design	Purpose
Base Salary	Fixed compensation component. Reviewed annually and adjusted as appropriate.	Intended to attract and retain executives with proven skills and leadership abilities that will enable us to be successful.
Annual Incentive Award	Variable, performance-based compensation component. Payable based on business results and individual performance.	Intended to motivate and reward executives for successful execution of strategic priorities.
Long-Term Incentive Awards
Variable compensation component. Granted annually as a combination of RSUs and PSUs. PSUs are considered to be performance-based; the value of amounts actually earned depend on Company and stock price performance.

Intended to motivate and reward executives for long-term Company financial performance and enhanced long-term stockholder value by balancing compensation opportunity and risk, while encouraging sustained performance and retention.

The following charts illustrate the weighting of base salary, annual incentive awards and long-term incentive awards at target for our CEO and our other NEOs, excluding Ms. Little, during 2019:

At-Risk Compensation = 87%	At-Risk Compensation = 73%

Setting Compensation
The Compensation Committee’s annual compensation review for 2019 included an analysis of data, comparing the Company’s executive compensation levels against a peer group of publicly-held consumer products companies. F.W. Cook, the Compensation Committee’s independent executive compensation consultant provides the Compensation Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program. The Compensation Committee uses this and other information provided by F.W. Cook to reach an independent recommendation regarding compensation to be paid to our CEO, directors and other officers. The Compensation Committee’s final recommendation with respect to CEO compensation is then given to the independent directors of our Board for review and final approval.
Companies in the peer group used to benchmark executive pay levels for 2019 (the “2019 Compensation Peer Group”) are:

Brown-Forman Corporation	Keurig Dr Pepper, Inc.	Molson Coors Brewing Company
Campbell Soup Company	General Mills, Inc.	Mondelez International, Inc.
Colgate-Palmolive Company	Hormel Foods Corporation	The Clorox Company
ConAgra Brands, Inc.	Kellogg Company	The J. M. Smucker Company
Constellation Brands, Inc.	McCormick & Company, Inc.
The Compensation Committee selected these companies after reviewing publicly-held companies offering products/services similar to ours, with annual revenues within a range of approximately one-third to three times our annual revenue (with the exception of Mondelez International whom we also consider a peer company for executive talent) and market capitalization within a reasonable range of our market capitalization. The 2019 Compensation Peer Group was composed of companies with annual revenues ranging from $3.2 billion to $26.2 billion (latest twelve months as of August 2018) and market capitalization ranging from $10.4 billion to $58.5 billion (as of May 2018). Hershey’s equivalent 2018 revenue of $7.6 billion and market capitalization of $19.2 billion were at the 39th and 45th percentiles, respectively. All of the companies in our 2018 peer group were included in our 2019 Compensation Peer Group, with exception to Dean Foods, which was removed because it lacked alignment with the selection criteria noted above.
Data from the 2019 Compensation Peer Group was supplemented by composite data from consumer products and general industry companies of comparable size. This information was sourced from national surveys conducted by Willis Towers Watson. The survey composite data provided us with broader, industry-specific information regarding pay levels at consumer products and general industry companies for positions similar to those held by our NEOs.

The Compensation Committee reviewed a report summarizing target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus target long-term incentive) levels at the 25th, 50th and 75th percentiles of the 2019 Compensation Peer Group and the survey composite data for positions comparable to those held by each of our NEOs. Hershey targets total direct compensation for its executive officers, in aggregate, at competitive pay levels using the median of our peer group for reference. Positioning varies by job, and the Compensation Committee considers a number of factors including market competitiveness, specific duties and responsibilities of the executive versus those of peers, experience and succession planning. The Compensation Committee believes it is appropriate to reward the executive management team with compensation above or below the competitive median if the financial targets associated with its variable pay programs are above or below target, respectively.
During 2019, the Compensation Committee received detailed tally sheets prepared by management. Each tally sheet captures comprehensive compensation, benefits and stock ownership data. The tally sheets provide the Compensation Committee with a complete picture of each executive’s current and projected compensation and the amount of each element of compensation or other benefit the executive would receive in the event of voluntary or involuntary termination, retirement, disability, death, or upon change in control. The Compensation Committee considers this information, as well as the benchmark information, when making compensation decisions.

Base Salary
Base salary for each NEO is determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance, responsibilities and experience. Salary reviews are generally conducted annually at the beginning of the year. Each NEO’s base salary is compared to internal and external references. Base salary adjustments, if any, are made after considering market references, Company performance against financial goals and individual performance. CEO performance is evaluated by the Compensation Committee and independent members of the Board. The CEO evaluates the performance of her direct reports, including all NEOs, and reviews her recommendations for salary adjustments with the Compensation Committee prior to its approval of the base salary for each NEO. If a NEO has responsibility for a particular business unit, the business unit’s financial results also will be strongly considered.
On the basis of the foregoing considerations, the Compensation Committee, and all independent directors in the case of our CEO, approved base salaries for 2019 as follows:

Name	2019 Base Salary ($)	Increase from 2018 (%)
Ms. Buck	1,166,990	3.0
Mr. Voskuil	625,000	N/A
Mr. Atkins	577,500	10.0
Mr. O’Day	646,120	3.0
Ms. West	703,020	3.5
Ms. Little	671,900	2.0
See Column (c) of the 2019 Summary Compensation Table for information regarding the base salary earned by each of our NEOs during 2019.
Annual Incentives
Our NEOs are eligible to receive an annual cash incentive award under the OHIP. The OHIP links the NEO’s annual payout opportunity to measures he or she can affect most directly. For 2019, our CEO and all employees reporting directly to her, including the NEOs, had common financial objectives tied to total Company performance consistent with their responsibility to manage the entire Company. Total Company performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions.

For 2019, our NEOs were eligible to earn individual OHIP awards as follows:

Name	2019 Target OHIP (% of Base Salary)
Ms. Buck	150
Mr. Voskuil	85
Mr. Atkins	65
Mr. O’Day	80
Ms. West	80
Ms. Little	85
In determining the target OHIP percentage for each of the NEOs, the Compensation Committee, and the independent directors in the case of our CEO, considered the value of target total cash compensation against market references. Target total cash compensation levels for each of the NEOs fall within an appropriate range relative to the median for comparable positions given each incumbent’s performance, responsibilities and tenure in the role.
In general, the final OHIP award is determined by multiplying the NEO’s base salary, the applicable target percentage and performance scores ranging from 0% to 200% based on Company and individual performance. The Company financial performance goals are established at the beginning of each year by the Compensation Committee. Individual performance goals also are established at that time, or at the time of hire if later. If performance scores exceed the target objectives, a NEO may receive an OHIP payout greater than his or her target award value. If performance scores are below the target objectives, the NEO’s OHIP payout will be below his or her target award value, subject to no award if performance is below threshold levels.
As described earlier, the Compensation Committee increased the weighting of financial performance metrics from 65% to 75% and decreased the weighting of individual performance metrics from 35% to 25% of each NEO’s target award. This change enhanced the pay-for-performance alignment between OHIP payouts and objective, financial performance results.
2019 OHIP Financial Performance Targets and Results (75% of Total OHIP)
Our 2019 OHIP financial performance targets, our financial performance results for 2019 and the resulting financial performance scores for OHIP were as follows:

Metric	2019 Target		2019 Actual		Target Award (%)	Performance Score (%)
	($)	(% growth)	($)	(% growth)
Net Sales(1)	7.949 billion	2.0	7.980 billion	2.4	50.00	74.43
Adjusted Earnings per Share-Diluted(2)	5.68	6.0	5.78	7.8	25.00	50.00
EBIT Margin %(3)	21.3%	70 basis points	21.17%	57 basis points	25.00	21.75
Total OHIP Company Score					100.00	146.18
____________________

(1)
For purposes of determining the Company performance score, net sales is measured on a constant currency basis, further adjusted to reflect the impact of divestitures and acquisitions, which is a non-GAAP performance measure. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the prior fiscal year. For more information on our use of non-GAAP performance measures, please see footnote (1) in the section entitled “Executive Summary.”

(2)
For purposes of determining the Company performance score, adjusted earnings per share-diluted as determined for financial reporting purposes, which is a non-GAAP performance measure, is further adjusted to reflect the impact of divestitures and acquisitions. For more information regarding how we define adjusted earnings per share-diluted, please see footnote (1) in the section entitled “Executive Summary.”

(3)
EBIT Margin is a non-GAAP performance measure. We define EBIT margin as the adjusted operating margin which excludes certain one-time items impacting comparability and further adjusted to reflect the impact of divestitures and acquisitions. For more information regarding our use of non-GAAP performance measures and how we define adjusted operating margin, please see the Company’s earnings release on Form 8-K dated January 30, 2020. EBIT Margin performance is measured in basis points, which are defined as a unit of measure used to describe the rate change (i.e. one basis point is equivalent to 0.01%).

2019 OHIP Individual Performance Results (25% of Total OHIP)
The remaining 25% of each NEO’s 2019 OHIP award was based upon individual performance toward achievement of individual performance goals focused on strategic priorities applicable to the NEO’s position, but tied to the overall Company’s top priorities for the year.
Michele G. Buck, Chairman of the Board, President and CEO
Under Ms. Buck’s leadership in 2019, the Company generated shareholder value resulting in a top quartile premium amongst its peer group. Ms. Buck led the Company’s over-delivery of its financial objectives, including above-plan top and bottom line performance. The Company won market share in its core U.S. confection business, accelerated profitability in the international segment, and strengthened its portfolio of non-confection snacks. Ms. Buck advanced organizational capabilities in core brand marketing, digital media, and supply chain, while strengthening its talent and performance culture including the development of key talent into management roles. ______________________________________________________________________________________________________
Steven E. Voskuil, Senior Vice President, CFO
Mr. Voskuil successfully led the development and execution of a planning strategy that enabled overall net sales and margin expansion across key segments of the Company’s business. Mr. Voskuil also delivered operational effectiveness initiatives that improved capital efficiency, cash flow and governance of strategic objectives.
______________________________________________________________________________________________________
Damien Atkins, Senior Vice President, General Counsel and Secretary
Mr. Atkins advanced the Company’s government relations and legal capability in the U.S. and international business segments, while upskilling organizational capability within the Company’s Office of General Counsel.
______________________________________________________________________________________________________
Terence L. O’Day, Former Senior Vice President, Chief Technology and Data Officer
Mr. O’Day led the implementation of the Company’s Enterprise Resource Planning (“ERP”) program, providing oversight that delivered on all project objectives. He also developed the strategic project plan, execution protocol and capital recommendation for the next phase of the ERP program that will enhance the Company’s commercial capabilities.
______________________________________________________________________________________________________
Mary Beth West, Former Senior Vice President, Chief Growth Officer
Under Ms. West’s leadership, the Company delivered a successful year by driving experimentation, advancing our portfolio strategy and effectively readying product innovation for 2020-2021.
______________________________________________________________________________________________________
Patricia A. Little, Former Senior Vice President, CFO
Ms. Little successfully executed and transitioned the key accountabilities of the Chief Financial Officer.
______________________________________________________________________________________________________
Following the close of 2019, the Compensation Committee provided the independent directors with an assessment of Ms. Buck’s 2019 performance and achievement relative to her individual performance goals. Based upon those assessments, the Compensation Committee recommended, and the Board approved, the individual performance award and total OHIP payout for Ms. Buck as shown in the table below.
Ms. Buck provided the Compensation Committee with her assessment of each NEO’s 2019 performance and achievement in relation to their performance goals. Based upon those assessments, Ms. Buck recommended, and the Compensation Committee approved, the individual performance awards and total OHIP payouts as shown in the table below.

Based upon a 75% weight for the Company financial score of 146.18% of target and a 25% weight for individual performance, our NEOs earned the following 2019 OHIP awards:

Name	Award Target (%)	Award Target(1) ($)	Company Financial Performance Award (75% Weighting) ($)	Individual Performance Award (25% Weighting) ($)	2019 OHIP Award ($)
Ms. Buck	150	1,749,308	1,917,854	787,189	2,705,043
Mr. Voskuil	85	326,916	358,415	114,420	472,835
Mr. Atkins	65	374,588	410,679	112,376	523,055
Mr. O’Day	80	516,549	566,318	161,421	727,739
Ms. West	80	561,977	616,124	140,494	756,618
Ms. Little(2)	85	571,115	595,429	63,088	658,517
____________________

(1)	Target award is based upon actual salary received in 2019.

(2)	Per the terms of Ms. Little’s Confidential Separation Agreement and General Release, her 2019 OHIP award was calculated as follows:
• From January 1, 2019 through May 31, 2019, Ms. Little’s 2019 OHIP award was based 75% on Company financial performance results and 25% on individual performance.
• From June 1, 2019 through December 31, 2019, Ms. Little’s 2019 OHIP award was based 100% on Company financial performance, calculated as the lower of the Company financial performance score or target.
The 2019 OHIP payments are included in Column (g) of the 2019 Summary Compensation Table for each NEO.
Long-Term Incentives
We provide long-term incentive opportunities to motivate, retain and reward our NEOs for their contributions to multi-year performance in achieving strategies and improving long-term share value. In February of each year, the Compensation Committee awards long-term incentive grants to our NEOs.
The Compensation Committee, and the independent directors in the case of our CEO, determines the value of long-term incentive awards made to each NEO by considering the NEO’s target total direct compensation against internal and external references. The target award percentages approved in 2019, expressed as a percentage of base salary, were:

Name	Target Long-Term Incentive Award (% of Salary)
Ms. Buck	500
Mr. Voskuil	210
Mr. Atkins	150
Mr. O’Day	170
Ms. West	230
Ms. Little	210
The Compensation Committee values RSUs and PSUs using the closing stock price of the Company’s Common Stock on the NYSE on the date of grant. Target total direct compensation levels for each of the NEOs fall within an appropriate range relative to the median for comparable positions given each incumbent’s performance, responsibilities and tenure in the role.

Performance Stock Unit Targets and Results (65% of long-term incentive mix)
PSUs are granted to NEOs and other executives in a position to affect the Company’s long-term results. At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. This target is expressed as a percentage of the executive’s base salary and is determined as part of a total compensation package based on the peer group and survey composite benchmarks. Prior to the 2019-2021 cycle, the PSU award generally represented approximately fifty percent of the recipient’s long-term incentive compensation target award. Beginning with the 2019-2021 cycle, the PSU award generally represents approximately sixty-five percent of the recipient’s long-term incentive compensation target award. Dividends are not paid on PSU awards during the three-year performance cycle.
2017-2019 PSU Cycle Award
The performance objectives for the 2017-2019 performance cycle awarded in 2017 were based upon the following metrics:

•	Three-year relative TSR versus the 2017 peer group described below;

•	Three-year CAGR in total Company net sales; and

•	Three-year CAGR in adjusted earnings per share-diluted measured against an internal target.
The Compensation Committee selected these metrics to measure performance against internal targets aligned with our stockholders’ interests and investment returns offered by our peer companies. The 2017 peer group originally included 16 companies with median revenues of $7.9 billion. Mead Johnson Nutrition Company and Dr Pepper Snapple Group, Inc. were subsequently removed from the 2017 peer group as a result of corporate transactions, which occurred in June 2017 and July 2018, respectively. Therefore, 14 companies remained in the 2017-2019 cycle for use in assessing our Company’s 2017-2019 TSR.
Companies included in the 2017 peer group for the 2017-2019 PSU cycle award were:

Brown-Forman Corporation	Dean Foods Company	Molson Coors Brewing Company
Campbell Soup Company	General Mills, Inc.	Mondelez International
Colgate-Palmolive Company	Hormel Foods Corporation	The Clorox Company
ConAgra Brands, Inc.	Kellogg Company	The J. M. Smucker Company
Constellation Brands, Inc.	McCormick & Company, Inc.
Payment of any amounts earned is made in shares of Common Stock at the conclusion of the three-year performance cycle. The maximum award for any participant in a performance cycle is 250% of the contingent target award.
Targets and results for the 2017-2019 performance cycle were as follows:

Metric	Target	Actual Performance	Target Award Weighting (%)	Final Performance Score (%)
Total Shareholder Return	50th Percentile	87th Percentile	34.00	81.60
Three-year CAGR in Net Sales Growth(1)(2)	2.5% CAGR	1.0% CAGR	33.00	27.13
Three-year CAGR in Adjusted Earnings per Share-Diluted(1)(3)	7.5% CAGR	7.4% CAGR	33.00	32.96
Total			100.00	141.69
____________________

(1)
Results for our Amplify, Pirate Brands and ONE businesses were excluded from the following metrics, as applicable, as these acquisitions were made in January 2018, October 2018 and September 2019, respectively:

• Three-year CAGR in net sales growth; and
• Three-year CAGR in adjusted earnings per share-diluted.

(2)
Net Sales is measured on a constant currency basis, which is a non-GAAP performance measure. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the base fiscal year.

(3)
Adjusted earnings per share-diluted is a non-GAAP performance measure. For more information regarding how we define adjusted earnings per share-diluted, please see footnote (1) in the section entitled “Executive Summary.”

At the conclusion of each three-year cycle, the Compensation Committee reviews the level of performance achieved and the percentage, if any, of the applicable portion of the target number of PSUs earned. In determining the final performance cycle score, negative adjustments may be made by the Compensation Committee to the Company’s performance score to take into account extraordinary or unusual items occurring during the period. No adjustments were made in determining the 141.69% performance score or the number of PSUs earned by our NEOs for the 2017-2019 performance cycle.
2018-2020 PSU Awards
The performance metrics and weightings for the 2018-2020 performance cycle are the same as the 2017-2019 performance cycle. The three-year relative TSR metric for the 2018-2020 performance cycle is based on our 2018 peer group, which was unchanged from the 2017 peer group, except that Mead Johnson Nutrition Company was removed as a result of a corporate transaction. As describe above, Dr Pepper Snapple Group, Inc. was subsequently removed from the 2018 peer group as a result of a corporate transaction.
2019-2021 PSU Awards
In October 2018, the Committee approved changes to the performance metrics for the 2019-2021 performance cycle. The performance objectives for the 2019-2021 performance cycle are based upon the following metrics:

•	Three-year relative TSR versus the 2019 Financial Peer Group described below;

•	Three-year CAGR in adjusted earnings per share-diluted measured against an internal target; and

•	Three-year cumulative free cash flow measured against an internal target.

These metrics are weighted 34%, 33% and 33%, respectively.
In October 2018, the Committee also approved the addition of a separate peer group for comparing relative pay for performance and for measuring relative TSR within our PSU cycles (the “2019 Financial Peer Group”). The Committee approved the following group of 15 companies with median revenues of $7.9 billion as the 2019 Financial Peer Group.
Companies included in the 2019 Financial Peer Group for the 2019-2021 PSU cycle awards are:

Campbell Soup Company	Kellogg Company	Post Holdings, Inc.
Colgate-Palmolive Company	Kimberly-Clark Corporation	The Clorox Company
ConAgra Brands, Inc.	The Kraft Heinz Company	The Hain Celestial Group, Inc.
Flowers Foods	McCormick & Company, Inc.	The J. M. Smucker Company
General Mills, Inc.	Mondelez International, Inc.	TreeHouse Foods, Inc.
O’Day 2017-2019 Special PSU Award
On May 2, 2017, the Compensation Committee approved a special PSU award for Mr. O’Day. In recognition of his expanded role and overall accountability for the Company’s supply chain and information technology initiatives, as well as his day-to-day leadership of the Company’s announced Margin for Growth Program, the Compensation Committee granted Mr. O’Day 9,341 contingent target PSUs, with a value at target of $1,000,000. The actual number of PSUs earned could have ranged between 0% and 150% of the contingent target PSUs granted to Mr. O’Day, based on his performance relative to certain individual performance objectives established by the Compensation Committee in connection with the award.
At the conclusion of the two-year performance period in May 2019, the Compensation Committee reviewed the level of performance achieved and approved a payout equal to the number of shares of Common Stock equivalent to $1,050,000, with the actual number of shares distributed to be determined based upon the closing price of the Company’s Common Stock on the NYSE on May 21, 2019, the day after the Compensation Committee approved the payout. As a result, Mr. O’Day was awarded 8,058 shares.
See Column (e) of the 2019 Summary Compensation Table, Columns (f) through (h) of the 2019 Grants of Plan-Based Awards Table, Columns (i) and (j) of the Outstanding Equity Awards at 2019 Fiscal-Year End Table and Columns (d) and (e) of the 2019 Option Exercises and Stock Vested Table for more information about PSUs awarded to the NEOs.

Restricted Stock Units (35% of long-term incentive mix)
The Compensation Committee sets guidelines for the value of the annual RSUs to be awarded based on competitive compensation data. These RSU awards represent approximately thirty-five percent of the NEO’s long-term incentive compensation target award. In 2019, the target number of RSUs awarded to each NEO was determined by multiplying the NEO’s base salary by thirty-five percent of his or her target long-term incentive award percentage divided by the closing price of the Company’s Common Stock on the NYSE on the grant date. The actual number of RSUs awarded may vary from the target level based on each NEO’s individual performance evaluation. Annual RSUs vest in equal increments over three years.
The Compensation Committee also awards RSUs to NEOs and other executives from time to time as special incentives. RSUs also are awarded by the Compensation Committee to replace compensation forfeited by newly-hired executive officers. Mr. Voskuil was granted RSUs upon his hire to replace forfeited compensation from his prior employers. These replacement RSU awards vest in equal increments over two years.
See Column (e) of the 2019 Summary Compensation Table, Column (i) of the 2019 Grants of Plan-Based Awards Table, Columns (g) and (h) of the Outstanding Equity Awards at 2019 Fiscal-Year End Table and Columns (d) and (e) of the 2019 Option Exercises and Stock Vested Table for more information about RSUs awarded to the NEOs.
Perquisites
Executive perquisites are kept to a minimal level relative to a NEO’s total compensation and do not play a significant role in our executive compensation program. The perquisites that we provide include personal use of Company aircraft and financial counseling and tax preparation reimbursement. See the footnotes to Column (i) of the 2019 Summary Compensation Table for information regarding the perquisites received by our NEOs.
Our CEO and the other NEOs are eligible to participate in our Gift Matching Program on the same basis as other employees, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more non-profit organizations on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 per employee annually. These matching contributions are not considered compensation and are not included in Column (i) of the 2019 Summary Compensation Table.
Retirement Plans
NEOs are eligible to participate in our tax-qualified defined benefit pension plan (“pension plan”) and tax-qualified defined contribution 401(k) plan (“401(k) plan”) on the same basis as other salaried employees of the Company. IRC regulations do not permit the Company to use base salary and other compensation paid above certain limits to determine the benefits earned by the NEOs under tax-qualified plans. The Company maintains a defined benefit Supplemental Executive Retirement Plan (“DB SERP”), a defined contribution Supplemental Executive Retirement Plan (“DC SERP”) and a Deferred Compensation Plan to provide these and additional benefits that are comparable to those offered by our peers. Under the provisions of the Deferred Compensation Plan, our NEOs may elect to defer payments from OHIP, PSU and RSU awards, but not stock options or base salary.
The DB SERP was closed to new participants in 2006. No new participants have been or will be added to the DB SERP. NEOs and other senior executives reporting to the CEO not eligible for the DB SERP are considered by the Compensation Committee for participation in the DC SERP. In comparison, the DC SERP typically yields a lower benefit than the DB SERP upon retirement. The Company believes that the DB SERP, DC SERP and Deferred Compensation Plan help, in the aggregate, to attract and retain executive talent, as similar plans are often components of the executive compensation programs within our peer group. The DC SERP was established as part of our Deferred Compensation Plan and is not a separate plan.
See the 2019 Pension Benefits Table and accompanying narrative and the 2019 Non-Qualified Deferred Compensation Table and accompanying narrative for more information regarding the DB SERP, DC SERP and other retirement benefits.

Employment Agreements
The Company entered into an employment agreement with Ms. Buck in February 2017, which provides for Ms. Buck’s continued employment as President and CEO and continued nomination as a member of the Board of Directors. The employment agreement does not have a specified term. Under the terms of the employment agreement, in the event Ms. Buck’s employment is terminated by the Company without Cause or she resigns for Good Reason (in each case as defined in the employment agreement), Ms. Buck will be entitled to certain severance benefits. In the event of her termination after a change in control, Ms. Buck will be eligible to receive benefits under the Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”). She is not entitled to an excise tax gross-up. The employment agreement subjects Ms. Buck to certain non-competition and non-solicitation covenants under the ECRCA and to compensation recovery (clawback) to the extent required by applicable law and regulations.
See the section entitled “Potential Payments upon Termination or Change in Control” for information regarding the payments Ms. Buck would receive in the event of an applicable termination or change in control occurring on December 31, 2019.
Other than as set forth above, we have not entered into employment agreements with any NEO.
Severance and Change in Control Plans
All of the NEOs are covered by our EBPP 3A. The EBPP 3A is intended to help us attract and retain executive talent and maintain a stable work environment in the event of activity that could potentially result in a Change in Control. The severance protection provided under the EBPP 3A upon a Change in Control is based upon a “double trigger.” The terms of the plan generally provide that a covered NEO whose employment with the Company terminates in qualifying circumstances within two years after a Change in Control of the Company is entitled to certain severance payments and benefits. The EBPP 3A also provides severance benefits in the event of involuntary termination without Cause unrelated to a Change in Control or voluntary termination for Good Reason within two years after election of a new CEO. Change in Control, Cause and Good Reason are defined in the EBPP 3A.
See the discussion in the section entitled “Potential Payments upon Termination or Change in Control” for information regarding the payments that would be due to our NEOs under the EBPP 3A in the event of an applicable termination of employment or a Change in Control.
Stock Ownership Guidelines
The Compensation Committee believes that requiring NEOs and other executive officers to hold significant amounts of our Common Stock strengthens their alignment with the interest of our stockholders and promotes achievement of long-term business objectives. Our executive stock ownership policy has been in place for more than 20 years. The Compensation Committee reviews ownership requirements annually to ensure they are aligned with external market comparisons.
Executives with stock ownership requirements have five years from their initial election to their position to accumulate and hold the minimum number of shares required. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the executive, unvested time-based RSUs and vested RSUs and PSUs that have been deferred by the executive as Common Stock units under our Deferred Compensation Plan. It is anticipated that executives will hold a significant number of the shares earned from PSU and RSU awards and the exercise of stock options to satisfy their obligations. Minimum stockholding requirements for the CEO and the other executives are as follows:

Position	Stock Ownership Level
CEO	6 times base salary
CFO and Senior Vice Presidents	3 times base salary
Other executives subject to stockholding requirements	1 times base salary
The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. Stockholding requirements are updated whenever a change in base salary occurs. Failure to reach the minimum holding requirement within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises, RSU distributions and PSU payments be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is attained. The Compensation Committee receives an annual summary of each individual executive’s ownership status to monitor compliance.

Other Compensation Policies and Practices
Clawbacks
Under the EICP, when an individual’s actions result in the filing of financial documents not in compliance with financial reporting requirements, the Company has the right to recoup or require repayment of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC of the non compliant financial document. Repayment or clawback occurs where the material noncompliance results from misconduct, the participant’s knowledge or gross negligence in engaging in the misconduct or failing to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.
In 2008, the Company initiated the execution of the ECRCA by executive officers as a condition for the receipt of long-term incentive awards and, for new executive officers, also as a condition of employment. The purpose of the ECRCA is to protect the Company and further align the interests of the executive officer with those of the Company. The terms of the ECRCA prohibit the executive from misusing or disclosing the Company’s confidential information, competing with the Company in specific categories for a period of 12 months following separation from employment, recruiting or soliciting the Company’s employees, or disparaging the Company’s reputation in any way. For those officers or employees based outside the U.S., the restrictive covenants and terms may be modified to comply with local laws.
Failure to comply with the provisions of the ECRCA may result in cancellation of the unvested portion of PSU and RSU awards, cancellation of any unexercised stock options and a requirement for repayment of amounts received from equity awards during the last year of employment, as well as any amounts received from the DB SERP or DC SERP.
Tax Considerations
As in effect through December 31, 2017, Section 162(m) of the IRC generally disallowed the Company’s ability to deduct compensation in excess of $1.0 million paid to our CEO or to our other NEOs who were employed on the last day of the fiscal year (other than officers who served as CFO during the year), but did not disallow a deduction for compensation that qualifies as “performance-based” under applicable Internal Revenue Service (“IRS”) regulations or that was paid after termination of employment. As a result of changes to Section 162(m) of the IRC resulting from federal legislation referred to as the Tax Cuts and Jobs Act, the $1.0 million deduction limitation described above has been expanded to disallow the deduction for compensation payable to a larger group of employees, effective for tax years beginning after December 31, 2017. Performance-based compensation, including equity awards, is no longer exempt from the Section 162(m) deduction limitation, subject to a transition rule. The employees (referred to as “covered employees”) to whom the deduction limitation applies include the CEO and CFO (in each case, whether or not serving as executive officers as of the end of the fiscal year) and the three other most highly compensated executive officers. In addition, once considered a “covered employee” for a given year, the individual will be treated as a “covered employee” for all subsequent years.
The Compensation Committee has considered the effect of Section 162(m) of the IRC on the Company’s executive compensation program. The Compensation Committee exercises discretion in setting base salaries, structuring incentive compensation awards and in determining payments in relation to levels of achievement of performance goals. The Compensation Committee believes that the total compensation program for NEOs should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, compensation paid by the Company may not be deductible because such compensation exceeds the limitations for deductibility under Section 162(m) of the IRC.
Section 409A of the IRC specifies certain rules and limitations regarding the operation of our Deferred Compensation Plan and other retirement programs. Failure to comply with these rules could subject participants in those plans and programs to additional income tax and interest penalties. We believe our plans and programs comply with Section 409A of the IRC.

COMPENSATION COMMITTEE REPORT
To Our Stockholders:
We have reviewed and discussed with management the Compensation Discussion & Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
Submitted by the Compensation and Executive Organization Committee of the Board of Directors:
Anthony J. Palmer, Chair
Pamela M. Arway
Mary Kay Haben
M. Diane Koken
Juan R. Perez

The independent members of the Board of Directors who are not members of the Compensation and Executive Organization Committee join in the Compensation Committee Report with respect to the approval of Ms. Buck’s compensation.
James W. Brown
Charles A. Davis
James C. Katzman
Robert M. Malcolm
Wendy L. Schoppert
David L. Shedlarz

2019 Summary Compensation Table
The following table and explanatory footnotes provide information regarding compensation earned by, held by, or paid to, all individuals holding the positions of Chief (Principal) Executive Officer and Chief (Principal) Financial Officer during 2019 and the three most highly compensated of our other executive officers. These individuals collectively comprise our NEOs. The table provides information with respect to 2019, as well as 2018 and 2017 compensation where required. 2017 and 2018 information is not provided for Messrs. Voskuil and Atkins because they were not NEOs in those years.

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non- Equity Incentive Plan Compen- sation(6) ($)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings(7) ($)	All Other Compen- sation(8) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	2019	1,171,479	—	6,422,295	—	2,705,043	6,276,714	211,657	16,787,188
Chairman of the Board, President and CEO	2018	1,137,357	—	4,112,889	1,416,300	1,747,950	2,988,474	315,402	11,718,372
	2017	1,043,462	—	3,986,306	1,243,048	1,307,941	2,491,271	202,573	10,274,601
Mr. Voskuil	2019	401,442	—	2,598,858	—	472,835	—	319,008	3,792,143
Senior Vice President, Chief Financial Officer

Mr. Atkins	2019	579,722	250,000	923,175	—	523,055	—	303,338	2,579,290
Senior Vice President, General Counsel and Secretary

Mr. O’Day	2019	648,606	—	1,247,427	—	727,739	—	243,125	2,866,897
Former Senior Vice President, Chief Technology and Data Officer	2018	629,712	—	774,315	266,652	525,020	—	228,413	2,424,112
	2017	606,003	—	2,326,600	379,181	463,975	—	218,867	3,994,626
Ms. West	2019	705,723	—	1,836,416	—	756,618	—	271,189	3,569,946
Former Senior Vice President, Chief Growth Officer	2018	681,863	—	1,329,645	585,886	596,748	—	977,954	4,172,096
	2017	437,500	1,350,000	5,068,455	377,026	394,840	—	277,918	7,905,739
Ms. Little	2019	281,682	—	1,503,796	—	658,517	—	2,273,355	4,717,350
Former Senior Vice President, Chief Financial Officer	2018	661,264	—	1,004,362	345,876	556,399	—	248,961	2,816,862
	2017	645,809	—	1,114,210	342,326	531,541	—	251,353	2,885,239
____________________

(1)	Mr. Voskuil was hired on May 13, 2019. Mr. O’Day and Mmes. West and Little retired on March 31, 2020, February 29, 2020 and May 31, 2019, respectively.

(2)
Column (c) reflects base salary earned, on an accrual basis, for the years indicated and includes IRC Section 125 deductions pursuant to The Hershey Company Flexible Benefits Plan and amounts deferred by the NEOs in accordance with the provisions of the 401(k) plan.

(3)
With the exception of Mr. Atkins and Ms. West, Column (d) indicates that no discretionary bonuses were paid to the NEOs in 2019, 2018 or 2017. Mr. Atkins, who joined the Company in August 2018, received a cash anniversary bonus in 2019 to replace awards forfeited at his prior employer. Ms. West, who joined the Company in May 2017, received a cash sign-on bonus in 2017 to replace awards forfeited at her prior employer.

(4)
Column (e) shows the aggregate grant date fair value of RSUs and contingent target PSU awards granted to the NEOs in the years indicated. The assumptions used to determine the grant date fair value of awards listed in Column (e) are set forth in Note 12 to the Company’s Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K that accompanies this Proxy Statement. The amounts in Column (e) do not reflect the value of shares actually received or which may be received in the future with respect to such awards.

The number of contingent target PSUs awarded in 2019 to each NEO is shown on the 2019 Grants of Plan-Based Awards Table in Column (g). Assuming the highest level of performance is achieved for each of the PSU awards included in Column (e), the value of the awards at grant date for each of the NEOs would be as follows:

Name	Year	Maximum Value at Grant Date ($)
Ms. Buck	2019	9,481,865
	2018	7,081,412
	2017	6,305,597
Mr. Voskuil	2019	2,133,008
Mr. Atkins	2019	1,407,745
Mr. O’Day	2019	1,784,921
	2018	1,333,166
	2017	2,831,634
Ms. West	2019	2,627,724
	2018	1,953,045
	2017	1,868,879
Ms. Little	2019	2,293,017
	2018	1,729,269
	2017	1,786,573

The unvested portion of RSU awards is included in the amounts presented in Columns (g) and (h) of the Outstanding Equity Awards at 2019 Fiscal-Year End Table. The number of shares acquired and value received by the NEOs with respect to PSU and RSU awards that vested in 2019 is included in Columns (d) and (e) of the 2019 Option Exercises and Stock Vested Table.
As a result of her retirement on May 31, 2019, Ms. Little forfeited all of her outstanding PSU awards, including those included in the value in Column (e) of the 2019 Summary Compensation Table. She also forfeited a prorated portion of her outstanding RSU grants, including those included in the value in Column (e) of the 2019 Summary Compensation Table.

(5)
Column (f) presents the grant date fair value of stock options awarded to the NEOs for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine the value of these awards are set forth in Note 12 to the Company’s Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K that accompanies this Proxy Statement.

(6)	Column (g) reflects the OHIP payments made to each NEO based upon actual salary received in 2019.

(7)
Column (h) reflects the aggregate change in the actuarial present value of the NEO’s retirement benefit under the Company’s pension plan and the DB SERP. The change in value calculation uses the same discount rate and mortality rate assumptions as the 2019 and 2018 audited financial statements, as applicable, and measures the change in value between the pension plan measurement date in the 2019 and 2018 audited financial statements. The change in value during a year is primarily driven by three factors: 1) changes in valuation assumptions; 2) changes in the NEO’s pensionable earnings; and 3) an additional year of service and age. During 2019, each of the three factors driving change caused an increase to the pension value. During 2018, changes in valuation assumptions caused a minor decrease in pension value, while changes in the NEO’s pensionable earnings and an additional year of service and age caused a relatively larger increase in the pension value. The amounts in Column (h) do not reflect amounts paid or that might be paid to the NEO.

Mmes. Little and West and Messrs. Atkins, O’Day and Voskuil participate in the DC SERP rather than the DB SERP. The DC SERP is established under the Company’s Deferred Compensation Plan. DC SERP contributions for Mmes. Little and West and Messrs. Atkins, O’Day, and Voskuil are included in Column (i) as explained in more detail in footnote (8) below.
The NEOs also participate in our non-qualified, non-funded Deferred Compensation Plan under which deferred amounts are credited with notional earnings based on the performance of one or more third-party investment options available to all participants in our 401(k) plan. No portion of the notional earnings credited during 2019 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the 2019 Pension Benefits Table and the 2019 Non-Qualified Deferred Compensation Table for more information on the benefits payable to the NEOs under the pension plan, DB SERP and Deferred Compensation Plan.

(8)	All other compensation includes amounts as described below:

Name	Year	Retirement Income						Perquisites and Other Benefits
		401(k) Match ($)	Supple- mental 401(k) Match(a) ($)	Supple- mental Retirement Contri- bution ($)	DC SERP Contribution ($)	Core Retirement Contri- bution(b) ($)	Supple- mental Core Retirement Contri- bution(b) ($)	Personal Use of Company Aircraft(c) ($)	Company- Paid Financial Counseling ($)	Reimburse- ment of Personal Tax Return Preparation Fee ($)	Relocation Expenses and Related Taxes(d) ($)	Separation Benefits(e) ($)
Ms. Buck	2019	12,600	118,774	1,075	—	—	—	67,013	10,695	1,500	—	—
	2018	12,375	97,663	1,021	—	—	—	192,443	10,400	1,500	—	—
	2017	12,150	66,932	967	—	—	—	100,455	10,300	1,500	—	—
Mr. Voskuil	2019	8,654	5,465	—	50,180	8,400	3,643	—	—	—	242,666	—
Mr. Atkins	2019	12,600	19,065	—	87,959	8,400	12,710	—	—	—	162,604	—
Mr. O’Day	2019	12,600	40,213	—	146,703	8,400	26,809	—	8,400	—	—	—
	2018	12,375	36,841	—	136,711	8,250	24,561	—	8,400	1,275	—	—
	2017	12,150	35,205	—	131,542	8,100	23,470	—	8,400	—	—	—
Ms. West	2019	12,600	46,011	—	162,809	8,400	30,674	—	10,695	—	—	—
	2018	12,375	36,077	—	134,588	8,250	24,051	—	10,400	—	752,213	—
	2017	12,150	7,538	—	54,688	8,100	5,025	—	6,914	—	183,503	—
Ms. Little	2019	12,600	—	—	—	—	—	—	4,454	—	—	2,256,301
	2018	12,375	41,301	—	149,101	8,250	27,534	—	10,400	—	—	—
	2017	12,150	42,087	—	150,658	8,100	28,058	—	10,300	—	—	—

(a)
Employees who earn over the IRS compensation limit and/or defer any portion of their OHIP award are eligible for the Supplemental 401(k) Match, contingent on the employee contributing an amount to the 401(k) plan equal to the annual pre-tax limit established by the IRS. Mmes. Buck and West and Messrs. Atkins, O’Day, and Voskuil were eligible to receive a Supplemental 401(k) Match Contribution equal to 4.5% of the amount by which their eligible earnings (salary and OHIP) exceeded the IRS compensation limit. Ms. Little was not eligible to receive a Supplemental 401(k) Match Contribution in 2019.

(b)
As are all new hires of the Company since January 1, 2007, Ms.West and Messrs. Atkins, O’Day, and Voskuil were eligible to receive a contribution to their 401(k) plan account equal to 3% of base salary and OHIP up to the maximum amount permitted by the IRS. We call this contribution the Core Retirement Contribution (“CRC”). They also were eligible to receive a Supplemental Core Retirement Contribution (“Supplemental CRC”) equal to 3% of the amount by which their eligible earnings (salary and OHIP) exceeded the IRS compensation limit. Ms. Little was not eligible to receive a CRC or Supplemental CRC in 2019.

(c)
The value of any personal use of Company aircraft by the NEOs is based on the Company’s aggregate incremental per-flight hour cost for the aircraft used and flight time of the applicable flight. The incremental per-flight hour cost is calculated by reference to fuel, maintenance (labor and parts), crew, landing and parking expenses.

(d)
Mr. Voskuil received Company relocation benefits totaling $191,685 for shipment of household goods, temporary living assistance and miscellaneous allowances, home finding, return and final move trips, assistance in selling a former residence and assistance in purchasing a new residence. Mr. Atkins received Company relocation benefits totaling $152,157 for shipment of household goods, temporary living assistance and miscellaneous allowances, home finding and return trips and assistance in selling a former residence. Mr. Voskuil and Mr. Atkins also received a net tax gross up totaling $50,981 and $10,447, respectively to offset the amounts imputed to their respective income as a result of these benefits.

(e)
Includes the following benefits paid in connection with Ms. Little’s retirement on May 31, 2019: cash separation payment of $1,007,850, pro-rated vesting of 2019, 2018 and 2017 Annual RSUs ($408,348), gains from the exercise of pro-rated 2018, 2017 and 2016 stock options ($795,112), health and welfare benefit continuation ($9,991) and outplacement services ($35,000).

2019 Grants of Plan-Based Awards Table
The following table and explanatory footnotes provide information with regard to the potential cash award that each NEO had the opportunity to earn during 2019 under the OHIP, and with regard to PSUs and RSUs awarded to each NEO during 2019, as applicable. The Company did not grant stock options in 2019. The amounts that were actually earned under the OHIP during 2019 by the NEOs are set forth in Column (g) of the 2019 Summary Compensation Table.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	2/26/2019	4,373	1,749,308	3,498,616	17	34,561	86,403	20,471	6,422,295
Mr. Voskuil	7/10/2019	817	326,916	653,832	3	6,157	15,393	11,976	2,598,858
Mr. Atkins	2/26/2019	936	374,588	749,176	3	5,131	12,828	2,763	923,175
Mr. O’Day	2/26/2019	1,291	516,549	1,033,098	3	6,506	16,265	4,204	1,247,427
Ms. West	2/26/2019	1,405	561,977	1,123,954	5	9,578	23,945	6,189	1,836,416
Ms. Little	2/26/2019	1,428	571,115	1,142,230	4	8,358	20,895	4,501	1,503,796
____________________

(1)	Column (b) represents the grant date for the PSUs reflected in Columns (f), (g) and (h) and the RSUs reflected in Column (i). All awards were made under the EICP.

(2)
Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts each NEO had the opportunity to earn based on the OHIP targets approved for the NEOs in February 2019, or, in the case of Mr. Voskuil, at the time of hire. All amounts shown in Columns (c), (d) and (e) are based upon actual salary received in 2019.

The threshold amount is the amount that would have been payable had the minimum individual performance score been achieved and the Company performance score been zero. The target amount is the amount that would have been payable had the Company and individual performance scores been 100% on all metrics. The maximum amount is the amount that would have been payable had the maximum score been achieved on all metrics.

(3)	Columns (f), (g) and (h) represent the number of threshold, target and maximum potential PSUs that can be earned for the 2019-2021 performance cycle.
Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for the 2019-2021 performance cycle will depend upon achievement against the metrics explained in the Compensation Discussion & Analysis in the section entitled “Performance Stock Unit Targets and Results.”
Payment, if any, will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The minimum award as shown in Column (f) is the number of shares payable for achievement of the threshold level of performance on one of the metrics and the maximum award as shown in Column (h) is the number of shares payable for achievement of the maximum level of performance on all metrics.
More information regarding PSUs and the 2019 awards can be found in the Compensation Discussion & Analysis and the Outstanding Equity Awards at 2019 Fiscal-Year End Table.

(4)
For Mmes. Buck, West and Little and Messrs. Atkins and O’Day, Column (i) represents the number of annual RSUs granted on February 26, 2019. Target RSU awards were determined by multiplying 35% of the executive’s long-term incentive target percentage times his or her 2019 base salary, divided by the closing price of the Company’s Common Stock on the NYSE on the award date as shown in Column (j). The actual number of RSUs awarded varied from the target level based on the executive’s performance evaluation for the year ended December 31, 2018. Annual RSU awards vest in thirds over three years.

For Mr. Voskuil, Column (i) includes the number of RSUs granted upon his hire date as a new hire award and to replace compensation forfeited at his prior employer. The new hire RSU award vests over three years and the replacement RSUs vest over two years.
Information on the treatment of RSUs upon retirement, death, disability, termination, or Change in Control can be found in the section entitled “Potential Payments upon Termination or Change in Control.”

(5)
Column (j) presents the aggregate grant date fair value of (1) the target number of PSUs reported in Column (g) and (2) the number of RSUs reported in Column (i), in each case as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in determining these amounts are set forth in Note 12 to the Company’s Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K that accompanies this Proxy Statement.

Outstanding Equity Awards at 2019 Fiscal-Year End Table
The following table and explanatory footnotes provide information regarding unexercised stock options and unvested stock awards held by our NEOs as of December 31, 2019:

Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options- Exercisable(2) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(3) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	22,726	68,179	—	99.90	2/19/2028	33,677	5,094,181	86,403	12,699,513
	38,580	38,580	—	109.40	2/28/2027	—	—	70,885	10,418,677
	23,407	7,803	—	90.39	2/15/2026	—	—	—	—
	35,500	—	—	105.91	2/16/2025	—	—	—	—
	46,755	—	—	105.96	2/17/2024	—	—	—	—
	26,824	—	—	81.73	2/18/2023	—	—	—	—
Total	193,792	114,562	—	—	—	33,677	5,094,181	157,288	23,118,190
Mr. Voskuil	—	—	—	—	—	11,976	1,778,748	15,393	2,262,463
Total	—	—	—	—	—	11,976	1,778,748	15,393	2,262,463
Mr. Atkins	3,056	9,169	—	103.74	10/9/2028	4,029	605,143	12,828	1,885,459
	—	—	—	—	—	—	—	9,490	1,394,840
Total	3,056	9,169	—	—	—	4,029	605,143	22,318	3,280,299
Mr. O’Day	4,278	12,837	—	99.90	2/19/2028	7,128	1,079,959	16,265	2,390,630
	12,037	12,038	—	107.95	2/21/2027	—	—	13,345	1,961,448
	16,601	5,534	—	90.39	2/15/2026	—	—	—	—
	25,120	—	—	105.91	2/16/2025	—	—	—	—
	26,735	—	—	105.96	2/17/2024	—	—	—	—
	38,270	—	—	81.73	2/18/2023	—	—	—	—
Total	123,041	30,409	—	—	—	7,128	1,079,959	29,610	4,352,078
Ms. West	—	28,204	—	99.90	2/19/2028	23,336	3,572,504	23,945	3,519,436
	—	12,265	—	107.05	4/30/2027	—	—	19,550	2,873,459
Total	—	40,469	—	—	—	23,336	3,572,504	43,495	6,392,895
Ms. Little	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—
____________________

(1)
Columns (b) through (f) represent information about stock options awarded to each NEO under the EICP. Stock option awards vest in 25% increments over four years and have a ten-year term. Information on the treatment of stock options upon retirement, death, disability, termination, or Change in Control can be found in the section entitled “Potential Payments upon Termination or Change in Control.”

(2)	Options listed in Column (b) are vested and may be exercised by the NEO at any time subject to the terms of the stock option.

(3)
Options listed in Column (c) were not vested as of December 31, 2019. The following table provides information with respect to the dates on which these options vested or are scheduled to vest, subject to continued employment (or retirement, death or disability), and subject further to proration in the event of severance and possible acceleration in the event of a Change in Control:

Grant Date	Future Vesting Dates	Number of Options Vesting
		Ms. Buck	Mr. Voskuil	Mr. Atkins	Mr. O’Day	Ms. West	Ms. Little
10/10/2018	10/10/2020	—	—	3,056	—	—	—
	10/10/2021	—	—	3,056	—	—	—
	10/10/2022	—	—	3,057	—	—	—
2/20/2018	2/20/2020	22,726	—	—	4,279	9,401	—
	2/20/2021	22,726	—	—	4,279	9,401	—
	2/20/2022	22,727	—	—	4,279	9,402	—
5/1/2017	5/1/2020	—	—	—	—	6,132	—
	5/1/2021	—	—	—	—	6,133	—
4/3/2017	4/3/2020	—	—	—	—	—	—
	4/3/2021	—	—	—	—	—	—
3/1/2017	3/1/2020	19,290	—	—	—	—	—
	3/1/2021	19,290	—	—	—	—	—
2/22/2017	2/22/2020	—	—	—	6,019	—	—
	2/22/2021	—	—	—	6,019	—	—
2/16/2016	2/16/2020	7,803	—	—	5,534	—	—
Total per NEO		114,562	—	9,169	30,409	40,469	—

(4)
For Ms. Buck, Column (g) includes unvested annual RSUs awarded in March 2017, February 2018 and February 2019, which vest ratably over 3 years. For Mr. Voskuil, Column (g) includes unvested new hire and replacement RSUs granted in July 2019, which vest ratably over 3 years and 2 years, respectively. For Mr. Atkins, Column (g) includes unvested new hire RSUs granted in October 2018 and unvested annual RSUs awarded in February 2019, which vest ratably over 3 years. For Mr. O’Day, Column (g) includes unvested annual RSUs awarded in February 2017, February 2018 and February 2019, which vest ratably over 3 years. For Ms. West, Column (g) includes unvested new hire and replacement RSUs granted in May 2017 and unvested annual RSUs awarded in February 2018 and February 2019, which vest ratably over 3 years. Column (h) sets forth the value of the RSUs reported in Column (g) using the $146.98 closing price per share of our Common Stock on the NYSE on December 31, 2019, the last trading day of 2019. Column (h) also includes the value of dividend equivalents accrued through December 31, 2019, on the RSUs included in Column (g).

(5)
Based on progress to date against the performance metrics established for open PSU performance cycles, the first number in Column (i) for each NEO is the maximum number of PSUs potentially payable for the 2019-2021 performance cycle ending on December 31, 2021 and the second number in Column (i) for each NEO is the maximum number of PSUs potentially payable for the 2018-2020 performance cycle ending on December 31, 2020. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be fewer than the number reflected in Column (i). Column (j) sets forth the value of PSUs reported in Column (i) using the $146.98 closing price per share of our Common Stock on the NYSE on December 31, 2019, the last trading day of 2019.

2019 Option Exercises and Stock Vested Table
The following table and explanatory footnotes provide information with regard to amounts paid to or received by our NEOs during 2019 as a result of the exercise of stock options or the vesting of stock awards:

Name	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Ms. Buck(2)(5)(6)	17,496	1,137,564	32,056	5,043,050
			65,085	7,622,170
Mr. Voskuil	—	—	—	—
Mr. Atkins(4)	—	—	632	91,431
Mr. O’Day(2)(3)(5)(7)	49,890	3,822,886	14,615	2,081,585
			2,944	340,637
Ms. West(2)(5)(8)	21,666	955,170	9,895	1,556,681
			15,191	1,920,008
Ms. Little(5)(9)	53,167	1,155,758	21,408	2,639,589
____________________

(1)
Column (b) represents the number of stock options exercised by the NEO during 2019, and Column (c) represents the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)
For Mmes. Buck and West and Mr. O’Day, the first number in Column (d) includes the number of PSUs earned from the 2017-2019 performance cycle that ended on December 31, 2019, as determined by the Compensation Committee, or, in the case of Ms. Buck, by the independent members of our Board. The number of PSUs included in Column (d) reflects payment of the 2017-2019 PSU cycle at 141.69% of target. All of the applicable NEOs received payment of the award in Common Stock in February 2020. In accordance with the terms of the PSU award agreement, each PSU represents one share of our Common Stock valued in Column (e) at $157.32, the closing price of our Common Stock on the NYSE on February 25, 2020, the date the Compensation Committee approved the PSU payment.

(3)
For Mr. O’Day, the first number in Column (d) also includes the number of PSUs earned from the special 2017-2019 performance cycle that ended on May 2, 2019, as determined by the Compensation Committee. Mr. O’Day received 8,058 shares of Common Stock in May 2019 as payment of the award. In accordance with the terms of the PSU award agreement, each PSU represents one share of our Common Stock valued in Column (e) at $130.31, the closing price of our Common Stock on the NYSE on May 21, 2019, the day after the Compensation Committee approved the PSU payment.

(4)
For Mr. Atkins, the number in Column (d) reflects RSUs that were distributed in 2019 from 2018 awards and the number in Column (e) sets forth the value of such RSUs at vesting on November 10, 2019 and cash credits equivalent to dividends accrued during the vesting period.

(5)
For Mmes. Buck, Little and West and Mr. O’Day, the second number in Column (d) reflects annual RSUs that were distributed in 2019 from the 2018 awards and the number in Column (e) sets forth the value of such RSUs at vesting on March 20, 2019, respectively, and cash credits equivalent to dividends accrued during the vesting period.

Ms. Little elected to defer 100% of her 2018 annual award. As a result, on the vesting date of these RSUs, because the cash credits earned for the 1,154 shares deferred did not exceed the tax liability associated with those shares, 13 shares were liquidated to cover the tax liability. The remaining1,141 shares were credited to Ms. Little’s Deferred Compensation account and she received a cash payment for the remaining dividend value (less cash withheld to meet tax obligations).

(6)
For Ms. Buck, the second number in Column (d) also reflects RSUs that were distributed in 2019 from 2016 and 2017 awards and the number in Column (e) sets forth the value of such RSUs at vesting on February 16, 2019 and March 1, 2019, respectively and cash credits equivalent to dividends accrued during the vesting period.

(7)
For Mr. O’Day, the second number in Column (d) also reflects RSUs that were distributed in 2019 from 2016 and 2017 awards and the number in Column (e) sets forth the value of such RSUs at vesting on February 16, 2019 and February 22, 2019, respectively and cash credits equivalent to dividends accrued during the vesting period.

(8)
For Ms. West, the second number in Column (d) reflects RSUs that were distributed in 2019 from 2017 awards and the number in Column (e) sets forth the value of such RSUs at vesting on May 1, 2019 and cash credits equivalent to dividends accrued during the vesting period.

(9)
For Ms. Little, the second number in Column (d) also reflects RSUs that were distributed in 2019 from 2015, 2016 and 2017 awards and the number in Column (e) sets forth the value of such RSUs at vesting on April 15, 2019, February 16, 2019 and February 22, 2019, respectively, and cash credits equivalent to dividends accrued during the vesting period.

Ms. Little elected to defer 100% of her 2015 and 2016 annual awards and a special 2016 award. Because the cash credits earned for the 4,136, 1,332 and 11,064 shares deferred, respectively, exceeded the tax liability associated with those shares, a total of 16,532 shares were credited to Ms. Little’s Deferred Compensation account and she received a cash payment for the remaining dividend value (less cash withheld to meet tax obligations).
For Ms. Little, the second number in Column (d) also reflects RSUs that were distributed in 2019 in connection with her retirement and the number in Column (e) sets forth the value of such RSUs at vesting on December 25, 2019 and cash credits equivalent to dividends accrued during the vesting period. These amounts are further described in the section entitled “Separation Payments under Confidential Separation Agreement and General Release.”
2019 Pension Benefits Table
Ms. Buck is a participant in our pension plan and is fully vested in benefits under that plan. Ms. Buck is also eligible to participate in our non-qualified DB SERP. No benefit is payable under the DB SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2019, Ms. Buck had attained age 55 with five years of service and therefore was fully vested in her DB SERP benefit.
The combination of the pension and DB SERP plans was designed to provide a benefit upon retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the DB SERP to an executive who was age 50 or over as of January 1, 2007, was reduced by 10%, and the benefit payable to an executive who had not attained age 50 as of January 1, 2007, was reduced by 20%. As a result, the benefit payable to Ms. Buck was reduced by 20%.
Under the terms of the DB SERP, final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three OHIP awards, paid or deferred, for the last five years of employment with the Company. The benefit accrued under the DB SERP is payable upon retirement (subject to the provisions of Section 409A of the IRC) as a lump sum or a life annuity with 50% benefit continuation to the participant’s surviving spouse, or payment may be deferred in accordance with the provisions of the Company’s Deferred Compensation Plan. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the pension plan and the value of the executive’s Social Security benefits. If the executive terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.

The following table and explanatory footnote provide information regarding the present value of benefits accrued under the pension plan and the DB SERP, as applicable, for each NEO as of December 31, 2019. The amounts shown for the DB SERP reflect the reduction for the present value of the benefits under the pension plan and Social Security benefits.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Ms. Buck	Pension Plan	15	203,391	—
	DB SERP	15	17,102,463	—
Mr. Voskuil	—	—	—	—
Mr. Atkins	—	—	—	—
Mr. O’Day	—	—	—	—
Ms. West	—	—	—	—
Ms. Little	—	—	—	—
 ____________________
(1)These amounts have been calculated using discount rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in Note 11 to the Company’s Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K which accompanies this Proxy Statement. The actual payments would differ due to plan assumptions. The estimated vested DB SERP benefit, as of December 31, 2019, for Ms. Buck was $16,556,311. The amount is based on Ms. Buck’s final average compensation under the terms of the DB SERP, as of December 31, 2019, as shown below:

Name	Final Average Compensation ($)
Ms. Buck	2,370,485
Mr. Voskuil	—
Mr. Atkins	—
Mr. O’Day	—
Ms. West	—
Ms. Little	—

2019 Non-Qualified Deferred Compensation Table
Our NEOs are eligible to participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified, non-funded plan that permits participants to defer compensation that would otherwise be paid to them currently. The Deferred Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participants deem it beneficial to do so and by providing a vehicle for the Company to make, on a non-qualified basis, contributions that could not be made on the participants’ behalf to the 401(k) plan. The Company credits the Deferred Compensation Plan with a specified percentage of compensation for NEOs participating in the non-qualified DC SERP.
Our NEOs may elect to defer payments to be received from the OHIP, PSU and RSU awards, but not stock options or base salary. Amounts deferred under the DB SERP, DC SERP, OHIP, PSU and RSU awards are fully vested and are credited to the individual’s account under the Deferred Compensation Plan. Participants elect to receive payment at termination of employment or some other future date. DB SERP payments designated for deferral into the Deferred Compensation Plan are not credited as earned but are credited in full upon the participant’s retirement.
Payments are distributed in a lump sum or in annual installments for up to 15 years. All amounts are payable in a lump sum following a Change in Control (as such terms is defined in the EICP). All elections and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the IRC, which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with notional earnings as if they were invested by the participant in one or more investment options offered by the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of investment in a deferred common stock unit account that we value according to the performance of our Common Stock (for awards paid in stock) or in mutual funds or other investments available to participants in our 401(k) plan (for awards paid in cash). The participants’ accounts under the Deferred Compensation Plan fluctuate daily, depending upon performance of the investment options elected.
Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees, including the NEOs, with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the 2019 Summary Compensation Table, these amounts are designated as “Supplemental 401(k) Match” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the 2019 Non-Qualified Deferred Compensation Table in the year earned. All of our NEOs, except Ms. Little, are eligible for a Supplemental 401(k) Match credit for 2019. With the exception of Messrs. Voskuil and Atkins, all of the NEOs are fully vested in the Supplemental 401(k) Match credits presented and will be paid at a future date or at termination of employment, as elected by the executive subject to the provisions of Section 409A of the IRC. Messrs. Voskuil and Atkins will vest in this benefit upon completion of two years of employment. If vested, they will receive payment for this benefit at termination of employment subject to the provisions of Section 409A of the IRC. Ms. Little was fully vested in this benefit upon her separation.
Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees hired on or after January 1, 2007, including eligible NEOs, with the amount of Core Retirement Contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the 2019 Summary Compensation Table, these amounts are designated as “Supplemental Core Retirement Contribution” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the 2019 Non-Qualified Deferred Compensation Table in the year earned. Ms. West and Messrs. Voskuil, Atkins and O’Day are eligible for a Supplemental CRC credit for 2019. Ms. West and Mr. O’Day are fully vested in this benefit and will receive payment at termination of employment subject to the provisions of Section 409A of the IRC. Messrs. Voskuil and Atkins will vest in this benefit upon completion of two years of employment. If vested, they will receive payment for this benefit at termination of employment subject to the provisions of Section 409A of the IRC. Ms. Little was fully vested in this benefit upon her separation.
Ms. West and Messrs. Voskuil, Atkins and O’Day are also eligible to participate in our DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation Plan equal to a percentage of compensation determined by the Compensation Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive must (i) defer into the 401(k) plan the maximum amount allowed by the Company or the IRS and (ii) be employed on the last day of the plan year, unless the executive terminates employment after age 55 and completion of five years of continuous employment preceding termination, dies or becomes disabled. After completing five years of service with the Company, an executive is vested in 10% increments based on his or her age. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. The annual DC SERP allocation for Ms. West and Messrs. Voskuil, Atkins and O’Day is equal to 12.5% of base salary and OHIP award for the calendar year, whether paid or deferred. Mr. O’Day is 100% vested in his DC SERP benefit, while Ms. West and Messrs. Voskuil and Atkins are 0% vested because they have not yet completed five years of continuous employment with the Company. Ms. Little was eligible to participate in our DC SERP benefit prior to her retirement. She was 0% vested upon her separation so her balance was forfeited.

The following table and explanatory footnotes provide information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during 2019 and the aggregate balance of the accounts as of December 31, 2019:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Ms. Buck	—	118,537	3,361,315	—	13,605,962
Mr. Voskuil	—	55,923	—	—	55,923
Mr. Atkins	—	119,048	3,002	—	146,028
Mr. O’Day	—	213,141	298,374	—	2,588,230
Ms. West	—	238,844	43,228	—	533,843
Ms. Little	2,913,904	—	1,835,922	7,083,582	31,966
____________________

(1)	Column (b) reflects the value of RSU and PSU awards that otherwise would have been received by Ms. Little during 2019 had they not been deferred under the Deferred Compensation Plan.

(2)
For Ms. Buck, Column (c) reflects the Supplemental 401(k) Match contributions earned for 2019. For Mmes. Little and West and Messrs. Voskuil, Atkins and O’Day, Column (c) reflects the DC SERP, the Supplemental 401(k) Match contributions and the Supplemental CRC earned for 2019. These contributions are included in Column (i) of the 2019 Summary Compensation Table.

(3)
Column (d) reflects the adjustment made to each NEO’s account during 2019 to reflect the performance of the investment options chosen by the executive. Amounts reported in Column (d) were not required to be reported as compensation in the 2019 Summary Compensation Table.

(4)
Column (e) reflects the aggregate value of vested amounts under the Deferred Compensation Plan paid to Ms. Little in connection with her retirement in 2019. In accordance with section 409A of the IRC, these payments were delayed for six months following Ms. Little’s separation from service. The amount in Column (e) also reflects the aggregate value of unvested amounts under the Deferred Compensation Plan that were forfeited upon Ms. Little’s retirement in 2019.

(5)Column (f) reflects the aggregate balance credited to each NEO as of December 31, 2019, including the 2019 amounts reflected in Columns (b), (c) and (d). The following table indicates the portion of the Column (f) balance that reflects amounts disclosed in a Summary Compensation Table included in proxy statements for years prior to 2019:

Name	Amounts Reported in Previous Years(a) ($)
Ms. Buck	5,179,259
Mr. Voskuil	—
Mr. Atkins	—
Mr. O’Day	2,365,675
Ms. West	294,999
Ms. Little	31,966

(a)
This amount reflects the fair market value as of December 31, 2019, of vested PSU, RSU and OHIP awards as well as DC SERP, Supplemental 401(k) Match and Supplemental CRC credits. The amounts disclosed in the Summary Compensation Table included in proxy statements for years prior to 2019 reflect the grant date value of such awards, rather than the fair market value as of December 31, 2019.

Potential Payments upon Termination or Change in Control
We maintain plans covering our NEOs that will require us to provide incremental compensation in the event of termination of employment or a Change in Control (as such term is defined in the applicable governing document), provided certain conditions are met. The following narrative takes each hypothetical termination of employment situation – voluntary resignation, termination for Cause, death, disability, retirement, termination without Cause, and resignation for Good Reason – and a Change in Control of the Company, and describes the additional amounts, if any, that the Company would pay or provide to the NEOs, or their beneficiaries, as a result. This narrative regarding hypothetical termination events does not include information on benefits the Company would pay or provide to Ms. Little upon the occurrence of such events as she was no longer an employee of the Company on December 31, 2019. Instead, the actual payments made to Ms. Little upon her retirement are described below under the section entitled “Separation Payments under Confidential Separation Agreement and General Release.”

The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. We have assumed that the termination of employment or Change in Control occurred on December 31, 2019, and that the value of a share of our Common Stock on that day was $146.98, the closing price on the NYSE on December 31, 2019, the last trading day of 2019.
In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by a qualifying termination of employment or Change in Control. These payments and benefits are referred to as “vested benefits” and include:

•	Vested benefits accrued under the 401(k) and pension plans;

•	Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;

•	Vested Supplemental 401(k) Match and Supplemental CRC provided to the NEOs on the same basis as all other employees eligible for Supplemental 401(k) Match and Supplemental CRC;

•
Vested benefits accrued under the DB SERP and account balances held under the Deferred Compensation Plan as previously described in the sections entitled “2019 Pension Benefits Table” and “2019 Non-Qualified Deferred Compensation Table”; and

•	Stock options which have vested and become exercisable prior to termination of employment or Change in Control.
Voluntary Resignation (other than a Resignation for Good Reason)
We are not obligated to pay amounts over and above vested benefits to a NEO who voluntarily resigns. Vested stock options may not be exercised after the NEO’s resignation date unless the executive meets retirement eligibility requirements (separation after attainment of age 55 with at least five years of continuous service).
Termination for Cause
If we terminate a NEO’s employment for Cause, we are not obligated to pay the executive any amounts over and above vested benefits. The NEO’s right to exercise vested stock options expires upon termination for Cause, and amounts otherwise payable under the DB SERP are subject to forfeiture at the Company’s discretion. In general, a termination will be for Cause if the executive has been convicted of a felony or has engaged in gross negligence or willful misconduct in the performance of duties, material dishonesty or a material violation of Company policies, including our Code of Conduct, or bad faith actions in the performance of duties not in the best interests of the Company.
Death or Disability
If a NEO dies prior to meeting the vesting requirements under the DB SERP, no benefits are paid. As of December 31, 2019, Ms. Buck was fully vested in her DB SERP benefit and her estate would therefore be entitled to a payout of such benefits in the event of her death.
If a NEO dies or becomes disabled prior to meeting the vesting requirements under the 401(k) plan or for the Supplemental 401(k) Match, Supplemental CRC or DC SERP benefits, the accrued amounts under those plans become vested. Messrs. Voskuil and Atkins are not fully vested in these benefits. In the event of death or disability, Messrs. Voskuil and Atkins would have received $73,758 and $184,441, respectively, as a result of vesting. Ms. West is not fully vested in her DC SERP benefit. In the event of death or disability, Ms. West would have received $376,033 as a result of vesting.

In the event of termination due to disability, long-term disability (“LTD”) benefits are generally payable until age 65, but may extend longer if disability benefits begin after age 60, and are offset by other benefits such as Social Security. The maximum amount of the monthly LTD payments from all sources, assuming LTD began on December 31, 2019, is set forth in the table below:

Name	Long-Term Disability Benefit
	Maximum Monthly Amount ($)	Years and Months Until End of LTD Benefits (#)	Total of Payments ($)	Lump Sum Benefit(1) ($)
Ms. Buck	35,000	6 years 9 months	2,835,000	37,710
Mr. Voskuil	25,000	13 years 9 months	4,125,000	267,508
Mr. Atkins	25,000	15 years 4 months	4,600,000	401,891
Mr. O’Day	25,000	1 year	300,000	181,527
Ms. West	25,000	7 years 9 months	2,325,000	778,962
____________________

(1)
For Ms. Buck, the amount reflects pension plan benefits payable at age 65 that are attributable to benefit service credited during the disability period, along with additional SRC contributions through the year prior to which she reaches age 65. For the DB SERP, Ms. Buck has reached the service limit and would receive no incremental benefits in the event of her disability. For Mr. O’Day, the amount reflects 12 additional months of CRC, Supplemental CRC and DC SERP credit upon disability. For Ms. West, amounts reflect an additional two years of CRC, Supplemental CRC and DC SERP credits and vesting in the DC SERP upon disability. For Messrs. Voskuil and Atkins, amounts reflect an additional two years of CRC, Supplemental CRC and DC SERP credits and vesting in their respective 401(k) Match, CRC, Supplemental 401(k) Match, Supplemental CRC and DC SERP upon disability.

Treatment of Stock Options upon Retirement, Death or Disability
In the event of retirement, death or disability, vested stock options remain exercisable for a period of three or five years, not to exceed the option expiration date. The exercise period is based upon the terms and conditions of the individual grant. Retirement is defined as separation after attainment of age 55 with at least five years of continuous service.
Options that are not vested at the time of retirement, death or disability will generally vest in full (subject to the exception described in the following sentence) and the options will remain exercisable for three or five years following termination, depending on the terms and conditions of the grant. Options granted in the year of retirement are prorated based upon the number of full calendar months worked in that year.
The following table provides the number of unvested stock options that would have become vested and remained exercisable during the three-year or five-year periods following death or disability, or retirement if applicable, on December 31, 2019, and the value of those options based on the excess of the fair market value of our Common Stock on December 31, 2019, the last trading day of 2019, over the applicable option exercise price. As of December 31, 2019, Ms. Buck and Mr. O’Day were considered retirement eligible based on the provisions of all outstanding option awards. Because Ms. West and Mr. Atkins were not considered retirement eligible as of December 31, 2019, they would have forfeited 40,469 stock options and 9,169 stock options, respectively, upon voluntary separation. Mr. Voskuil does not have any outstanding stock options.

Name	Stock Options
	Number(1) (#)	Value(2) ($)
Ms. Buck	114,562	5,101,275
Mr. Voskuil	—	—
Mr. Atkins	9,169	396,468
Mr. O’Day	30,409	1,387,378
Ms. West	40,469	1,817,586
 ____________________

(1)	Represents the total number of unvested options as of December 31, 2019.

(2)
Reflects the difference between $146.98, the closing price for our Common Stock on the NYSE on December 31, 2019, the last trading day of 2019, and the exercise price for each option. Options for which the exercise price exceeds $146.98 are not included in the calculations.

Treatment of RSUs upon Retirement, Death or Disability
In the event of retirement, death or disability, RSUs that are not vested will generally vest in full (subject to the exception described in the following sentence). RSUs granted in the year of retirement are prorated based upon the number of full calendar months worked in that year.
The following table provides the number of unvested RSUs that would have vested on December 31, 2019, if the executive’s employment terminated that day due to death or disability. Ms. West and Messrs. Voskuil and Atkins were not considered retirement eligible as of December 31, 2019 and they would have forfeited 23,336 RSUs, 11,976 RSUs and 4,029 RSUs, respectively, upon voluntary separation.

Name	Restricted Stock Units
	Number(1) (#)	Value(2) ($)
Ms. Buck	33,677	5,094,181
Mr. Voskuil	11,976	1,778,748
Mr. Atkins	4,029	605,143
Mr. O’Day	7,128	1,079,959
Ms. West	23,336	3,572,504
 ____________________

(1)	Represents the total number of unvested RSUs as of December 31, 2019.

(2)	Based on the closing price of $146.98 for our Common Stock on the NYSE on December 31, 2019, the last trading day of 2019, plus accrued dividend equivalents.
Treatment of PSUs upon Retirement, Death or Disability
In general, in the event of retirement, death or disability, any unvested contingent PSUs are prorated based on the number of full or partial months worked in each of the open PSU cycles. Any remaining unvested contingent PSUs not prorated are forfeited.
The following table provides the total number of contingent PSUs each NEO would be entitled to if the executive’s employment ended on December 31, 2019 due to death or disability, or retirement if applicable. As of December 31, 2019, Ms. Buck and Mr. O’Day were considered retirement eligible based on the provisions of all open PSU cycles. Ms. West and Messrs. Voskuil and Atkins were not considered retirement eligible as of December 31, 2019 and they would have forfeited all of their contingent PSUs upon voluntary separation.

Name	Performance Stock Units
	Number(1) (#)	Value(2) ($)
Ms. Buck	62,479	9,183,163
Mr. Voskuil	2,052	301,603
Mr. Atkins	4,241	623,342
Mr. O’Day	12,285	1,805,649
Ms. West	18,301	2,689,881
____________________

(1)
For the 2017-2019 PSU cycle, amount reflects the total number of contingent PSUs calculated by multiplying the number of contingent target PSUs by 141.69%, the final performance score for that cycle. For the 2018-2020 and 2019-2021 PSU cycles, amount reflects the total number of contingent PSUs at target.

(2)	Based on the closing price of $146.98 for our Common Stock on the NYSE on December 31, 2019, the last trading day of 2019.

Termination without Cause; Resignation for Good Reason
Under Ms. Buck’s employment agreement and the EBPP 3A, as applicable, we have agreed to pay severance benefits if we terminate a NEO’s active employment without Cause or if the NEO resigns from active employment for Good Reason, in each case as defined in the applicable document. Severance benefits consist of a lump sum payment calculated as a multiple of base salary as well as continued OHIP eligibility, calculated as the lower of target or actual Company performance, for a set period of time, as shown in the table below. Additionally, all NEOs would be entitled to receive a pro rata payment of the OHIP award, if any, earned for the year in which termination occurs, continuation of health and welfare benefits and financial planning and tax preparation benefits for a set period of time, as shown in the table below as well as outplacement services up to $35,000.

Plan	Benefit Entitlement
	Severance Multiple	OHIP Continuation	Health and Welfare Benefits	Financial Planning and Tax Preparation Benefits
Ms. Buck’s employment agreement and participants in EBPP 3A on or before February 22, 2011	2 times	24 months	24 months	24 months
Participants in EBPP 3A after February 22, 2011	1.5 times	18 months	18 months	18 months
If a NEO has not met retirement eligibility requirements and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, he or she will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. If the NEO is age 55 or older with five or more years of continuous service and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will be entitled to exercise any vested stock options until the earlier of three or five years (based on the provisions of the individual grant) from the date of termination or the expiration of the options.
In addition, if a NEO has not met retirement eligibility requirements and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will vest in a prorated portion of any unvested RSUs held on the date of separation from service.
The following table provides the incremental amounts that would have vested and become payable to each NEO had his or her employment terminated on December 31, 2019, under circumstances entitling the NEO to severance benefits as described above:

Name	Salary ($)	OHIP at Target ($)	PSU Related Payments(1) ($)	Vesting of Stock Options(1) ($)	Vesting of Restricted Stock Units(1) ($)	Value of Benefits Continuation(2) ($)	Value of Financial Planning and Outplacement(3) ($)	Total ($)
Ms. Buck	2,333,980	3,500,970	—	—	—	43,442	68,000	5,946,392
Mr. Voskuil	937,500	796,875	—	—	571,676	29,279	59,750	2,395,080
Mr. Atkins	866,250	563,063	—	175,079	301,905	29,153	59,750	1,995,200
Mr. O’Day	1,292,240	1,033,792	—	—	—	28,443	68,000	2,422,475
Ms. West	1,054,530	843,624	—	1,272,366	2,740,579	29,491	59,750	6,000,340
____________________

(1)	Reflects the value of equity awards that would have vested and become payable to each NEO over and above amounts they would have received upon a voluntary termination.

(2)	Reflects projected medical, dental, vision and life insurance continuation premiums paid by the Company during the applicable time period following termination.

(3)	Value of maximum payment for financial planning and tax preparation continuation during the applicable time period following termination plus outplacement services of $35,000.
For information with respect to stock options, RSUs and PSUs held by each NEO as of December 31, 2019, refer to the Outstanding Equity Awards at 2019 Fiscal-Year End Table.

Change in Control
The EBPP 3A and the terms of the applicable award agreements provide for the vesting and payment of the following benefits to each of the NEOs upon a Change in Control:

•	An OHIP payment for the year in which the Change in Control occurs, calculated as the greater of target or the estimated payment based on actual performance through the date of the Change in Control;

•	To the extent not vested, full vesting of benefits accrued under the DB SERP and the Deferred Compensation Plan;

•	To the extent not vested, full vesting of benefits under the 401(k) and pension plans;

•	If not replaced with awards that qualify as Replacement Awards (as defined in the EICP), full vesting of all outstanding RSUs and stock options;

•
If not replaced with awards that qualify as Replacement Awards (as defined in the EICP), a vested and non-forfeitable right to receive a lump sum cash payment equal to the target PSU grant for the performance cycle ending in the year of the Change in Control, determined based upon the greater of target or actual performance through the date of the Change in Control, with each PSU valued at the higher of (a) the highest closing price for our Common Stock during the 60 days prior to (and including the date of) the Change in Control and (b) the price at which an offer is made to purchase shares of our Common Stock from the Company’s stockholders, if applicable (the higher of (a) and (b), the “Transaction Value”); and

•
If not replaced with awards that qualify as Replacement Awards (as defined in the EICP), a vested and non-forfeitable right to receive a lump sum cash payment equal to the target PSU grant for the second year of the performance cycle and a prorated portion of the target PSU grant for the first year of the performance cycle at the time of the Change in Control, with each PSU valued at the higher of the Transaction Value and the highest closing price of our Common Stock from the date of the Change of Control until the earlier of the end of the applicable grant cycle or the NEO’s separation from service.

Under our EICP and the terms of the applicable award agreements, awards that are continued as Replacement Awards after a Change in Control are not subject to accelerated vesting or payment upon the Change in Control. In the event of termination of employment within two years following the Change in Control for any reason other than termination for Cause or resignation without Good Reason, the replacement awards will vest and become payable as described below.
The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2019, if a Change in Control occurred on that date.

Name	OHIP Related Payment(1) ($)	PSU Related Payments(2) ($)	Vesting of Stock Options(3) ($)	Vesting of Restricted Stock Units(3) ($)	Retirement and Deferred Compensation Benefits(4) ($)	Total(5) ($)
Ms. Buck	—	1,617,846	—	—	—	1,617,846
Mr. Voskuil	—	308,128	—	1,778,748	73,758	2,160,634
Mr. Atkins	—	826,781	396,468	605,143	184,441	2,012,833
Mr. O’Day	—	306,201	—	—	—	306,201
Ms. West	—	1,685,178	1,817,586	3,572,504	376,033	7,451,301
____________________

(1)	For all NEOs, the amount of the OHIP award earned for 2019 was greater than target. Therefore, no incremental amount attributable to that program would have been payable upon a Change in Control.

(2)	Amounts reflect vesting of PSUs awarded, as follows:

•
For the performance cycle which ended on December 31, 2019, the difference between a value per PSU of $150.16, the highest closing price for our Common Stock on the NYSE during the last 60 days of 2019, and a value per PSU of $146.98, the closing price of our Common Stock on the NYSE on December 31, 2019, the last trading day of 2019;

•
For the performance cycle ending December 31, 2020, at target performance, with a value per PSU of $150.16, the highest closing price for our Common Stock on the NYSE during the last 60 days of 2019; and

•
For the performance cycle ending December 31, 2021, one-third of the contingent target units awarded, at target performance, with a value per PSU of $150.16, the highest closing price for our Common Stock on the NYSE during the last 60 days of 2019.

Because Mr. O’Day and Ms. Buck were retirement eligible as of December 31, 2019, as of that date they had already vested in a portion of the PSU awards for the performance cycles ending December 31, 2020 and December 31, 2021. Accordingly, with respect to these NEOs, the amount for the performance cycle ending December 31, 2020, reflects only (i) an incremental payment of the portion of the PSU award that would vest upon a Change in Control if the awards were not continued as Replacement Awards (i.e., 1/3 of the total award) and (ii) an incremental benefit equal to the difference between a value per PSU of $150.16, the highest closing price of our Common Stock on the NYSE during the last 60 days of 2019, and a value per PSU of $146.98, the closing price of our Common Stock on the NYSE on December 31, 2019, the last trading day of 2019, while the amount for the performance cycle ending December 31, 2021, reflects only an incremental benefit equal to the difference between a value per PSU of $150.16 and a value per PSU of $146.98.

(3)	Reflects the value of equity awards that would have vested and become payable to each NEO over and above amounts that would have already vested.

(4)
Reflects the full vesting value of DB SERP benefits and more favorable early retirement discount factors as provided under the EBPP 3A. Ms. Buck is fully vested in her DB SERP benefit and the more favorable early retirement factors do not apply to the CEO, so no additional benefit is applicable. For Messrs. Voskuil and Atkins, the amount includes the vesting of their respective DC SERP benefits, 401(k), Supplemental 401(k) Match, CRC and Supplemental CRC. For Ms. West, the amount includes the vesting of her DC SERP benefit. Mr. O’Day is fully vested in his DC SERP benefit so no additional benefit is applicable.

(5)
For any given executive, the total payments made in the event of a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.

Termination without Cause or Resignation for Good Reason after Change in Control
If a NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason within two years after a Change in Control, we pay severance benefits under the EBPP 3A to assist the NEO in transitioning to new employment. These severance benefits as of December 31, 2019, consist of:

•	A lump sum cash payment equal to two (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times:
•The executive’s base salary; and

•
The highest OHIP award payment paid or payable during the three years preceding the year of the Change in Control (but not less than the OHIP target award for the year of the termination) (“Highest OHIP”);

•
For replacement PSU awards, a lump sum cash payment equal to the target PSU grant for the performance cycle ending in the year of the Change in Control, determined based upon the greater of target or actual performance through the date of the Change in Control, with each PSU valued at the Transaction Value;

•
For replacement PSU awards, a lump sum cash payment equal to the target PSU grant for the second year of the performance cycle and a prorated portion of the target PSU grant for the first year of the performance cycle at the time of the Change in Control, with each PSU valued at the higher of the Transaction Value and the highest closing price of our Common Stock from the date of the Change of Control until the NEO’s separation from service;

•
For replacement stock options and RSU awards (including accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs), full vesting of all unvested stock options and RSUs;

•
Continuation of medical, dental, vision and life benefits for 24 months (or, if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;

•
For executives who do not participate in the pension plan, a lump sum equal to the CRC rate times the sum of their base salary and Highest OHIP times the number of years in their severance period (two, or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one). IRS limitations imposed on the 401(k) and pension plans will not apply for this purpose;

•	Outplacement services up to $35,000 and reimbursement for financial counseling and tax preparation services for two years;

•
An enhanced matching contribution cash payment equal to the 401(k) matching contribution rate of 4.5% multiplied by the executive’s base salary and Highest OHIP calculated as if such amounts were paid during the years in the executive’s severance period. For this purpose, the IRS limitations imposed on the 401(k) plan do not apply;

•	For executives who participate in the DB SERP, an enhanced benefit reflecting an additional two years of credit; and

•
For executives who participate in the DC SERP, an enhanced benefit reflecting a cash payment equal to the applicable percentage rate multiplied by his or her base salary and Highest OHIP calculated as if such amounts were paid during the years in the executive’s severance period.

The following table provides amounts that would have vested and become payable to each NEO over and above amounts they would have received upon a termination by the Company without Cause or by the NEO for Good Reason, assuming a Change in Control occurred and the executive’s employment terminated on December 31, 2019:

Name	Lump Sum Cash Severance Payment ($)	PSU Related Payments(1) ($)	Vesting of Stock Options ($)	Vesting of RSUs ($)	Value of Medical and Other Benefits Continuation ($)	Value of Financial Planning and Outplace- ment ($)	Value of Enhanced DB SERP/ DC SERP and 401(k) Benefit(2) ($)	Total(3) ($)
Ms. Buck	—	1,617,846	—	—	—	—	4,250,649	5,868,495
Mr. Voskuil	578,125	308,128	—	1,207,072	10,121	8,250	462,500	2,574,196
Mr. Atkins	476,438	826,781	221,389	303,238	10,079	8,250	381,150	2,227,325
Mr. O’Day	—	306,201	—	—	—	—	234,228	540,429
Ms. West	701,382	1,685,178	545,220	831,925	10,191	8,250	519,907	4,302,053
____________________

(1)	Amounts reflect vesting of PSUs awarded as described in footnote (2) to the Change in Control table.

(2)
For Ms. Buck, this value reflects the amounts of enhanced DB SERP, 401(k) Match and Supplemental 401(k) Match over a 24-month period. For Ms. West and Messrs. Voskuil and Atkins, the value reflects the amounts of DC SERP, CRC, Supplemental CRC, 401(k) Match and Supplemental 401(k) Match that would have been paid had they remained employees for 24 months after their termination. For Mr. O’Day, the value reflects the amounts of DC SERP, CRC, Supplemental CRC, 401(k) Match and Supplemental 401(k) Match that would have been paid had he remained an employee for 12 months after his termination.

(3)
For any given executive the total payments made in the event of termination after a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.

Separation Payments under Confidential Separation Agreement and General Release
On August 16, 2018, we announced that Ms. Little, then Senior Vice President, Chief Financial Officer, had informed the Company of her intention to retire effective in the spring of 2019. In connection with her retirement, Ms. Little entered into a Confidential Separation Agreement and General Release pursuant to which she received or will receive certain payments and benefits, including the following:

•	A lump sum cash separation payment equal to $1,007,850;

•	Payment of her 2019 OHIP award ($658,517) and eligibility to receive a pro rata 2020 OHIP award, depending on Company performance;

•	Pro-rated vesting for stock options and RSUs, which resulted in accelerated vesting of 21,471 stock options and accelerated vesting and distribution of 2,685 RSUs;

•	Health and welfare benefit continuation for 18 months;

•	A lump sum distribution of vested amounts under the Deferred Compensation Plan, equal to $6,531,883;

•
Reimbursement for financial counseling and tax preparation for a maximum of 18 months following her separation (maximum reimbursement of $15,000 for financial counseling and $1,500 for tax preparation in 2019 and $13,750 for financial counseling and $1,375 for tax preparation in 2020); and

•	Outplacement services equal to $35,000.
Under the terms of the Confidential Separation Agreement and General Release, Ms. Little remains subject to all of the terms and conditions of her ECRCA with the Company, dated as of March 3, 2015, that survive the termination of her employment with the Company. In consideration of the payments and benefits provided to Ms. Little under the Confidential Separation Agreement and General Release, she executed a release of all claims against the Company.

CEO Pay Ratio Disclosure
The annual total compensation of our CEO for fiscal year 2019 was $16,787,188. The median of the annual total compensation for all employees, excluding the CEO, for fiscal year 2019 was $38,099. As a result, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for fiscal year 2019 was 441 to 1.
We identified the median employee using base salary, including overtime, earned in the first nine months of 2019 for all employees, excluding our CEO, as of October 8, 2019, the second Tuesday in October in 2019. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology used for calculating the total compensation of our NEOs as set forth in the Summary Compensation Table.
Equity Compensation Plan Information
The following table provides information about all of the Company’s equity compensation plans as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)
Stock Options	2,420,461	95.50
Performance Stock Units and Restricted Stock Units	1,089,916	N/A
Subtotal	3,510,377	95.50	9,475,555
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,510,377	95.50(2)	9,475,555
____________________
(1) Includes amounts earned or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. Column (a) includes stock options, PSUs and RSUs granted under the EICP. Of the securities available for future issuances under the EICP in column (c), 5,293,976 were available for awards of stock options and 4,181,579 were available for full-value awards such as PSUs, performance stock, RSUs, restricted stock and other stock-based awards. Securities available for future issuance of full-value awards may also be used for stock option awards.
(2) Weighted-average exercise price of outstanding stock options only.

PROPOSAL NO. 3 – ADVISE ON NAMED EXECUTIVE
OFFICER COMPENSATION

✓	The Board of Directors unanimously recommends that stockholders vote FOR approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, and as required under Section 14A of the Exchange Act, we are providing stockholders an opportunity to conduct an advisory vote regarding the compensation of our NEOs as disclosed in this Proxy Statement.
Prior to submitting your vote, we encourage you to read our Compensation Discussion & Analysis and the accompanying executive compensation tables for details about our executive compensation program, including information about the 2019 compensation of our NEOs.
As discussed in more detail in the Compensation Discussion & Analysis, we believe our executive compensation program is competitive and governed by pay-for-performance principles. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives reinforce the alignment of the interests of our executives with those of our long-term stockholders. In doing so, our executive compensation program supports our strategic objectives and mission.
Accordingly, we ask you to approve the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of The Hershey Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the Executive Compensation Tables and the related narrative discussion.”
Because your vote is advisory, it will not be binding upon the Board. However, as noted in the Compensation Discussion & Analysis, the Compensation Committee and the Board will, as deemed appropriate, take into account the outcome of the vote when considering future decisions affecting executive compensation.
The affirmative vote of at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting, in person or by proxy, is required to approve this proposal.

CERTAIN TRANSACTIONS AND RELATIONSHIPS
Item 404 of SEC Regulation S-K requires that we disclose any transaction or series of similar transactions, or any currently proposed transaction(s), in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any of the following persons had or will have a direct or indirect material interest:

•	Our directors or nominees for director;

•	Our executive officers;

•	Persons owning more than 5% of any class of our outstanding voting securities; or

•	The immediate family members of any of the persons identified in the preceding three bullets.
Policies and Procedures Regarding Transactions with Related Persons
The Board has adopted a written Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on the Investors section of our website at www.thehersheycompany.com.
Under the Related Person Transaction Policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The Related Person Transaction Policy also permits the disinterested members of the full Board to act as a Reviewing Committee.
The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated a special Reviewing Committee to oversee certain transactions involving the Company and Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. Finally, the Related Person Transaction Policy provides that the Compensation Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.
When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine all material facts about the related person’s interest in, or relationship to, the transaction, including the approximate dollar value of the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee also may consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under the Board’s Corporate Governance Guidelines, the NYSE Rules, the IRC or the Exchange Act.
Transactions with Hershey Trust Company, Milton Hershey School and the
Milton Hershey School Trust
During 2019, there were no transactions with the Company in which any executive officer, director or nominee for director, or any of their immediate family members, had a direct or indirect material interest that would need to be disclosed pursuant to Item 404 of SEC Regulation S-K, nor were any such transactions planned.

In any given year, we may engage in certain transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. These transactions are typically immaterial, ordinary-course transactions that do not constitute related person transactions. However, from time to time we may also engage in related person transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and/or their subsidiaries and affiliates. Under the Board’s Corporate Governance Guidelines, a special Reviewing Committee composed of the independent, disinterested members of the Executive Committee must approve these transactions.
The Company was not a participant in any transactions in 2019, and there are no currently proposed transactions in 2020, with any stockholder owning more than 5% of any class of the Company’s outstanding voting securities that would need to be disclosed pursuant to Item 404 of SEC Regulation S-K.
During 2019, we engaged in transactions in the ordinary course of our business with Hershey Trust Company, Milton Hershey School and companies affiliated with Hershey Trust Company, Milton Hershey School and the Milton Hershey School Trust. These transactions involved the sale and purchase of goods and services at market rates. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is owned by the Milton Hershey School Trust. All sales and purchases were made on terms and at prices we believe were generally available in the marketplace and were in amounts that were not material to us or to Hershey Entertainment & Resorts Company. Therefore, these transactions did not require approval under our Related Person Transaction Policy.
Although our transactions with Hershey Trust Company, Milton Hershey School and the companies affiliated with each of the foregoing and with the Milton Hershey School Trust (including Hershey Entertainment & Resorts Company) are either immaterial or otherwise not required to be disclosed under Item 404 of SEC Regulation S-K, because of our relationship with these entities, we have elected to disclose the aggregate amounts of our purchase and sale transactions with these entities for your information. In this regard:

•	Our total sales to these entities in 2019 were approximately $1.5 million; and

•	Our total purchases from these entities in 2019 were approximately $1.5 million.
We do not expect the types of transactions or the amount of payments to change materially in 2020.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
Mmes. Arway, Haben and Koken and Messrs. Palmer and Perez served as members of our Compensation Committee at various times during 2019. None of the members of our Compensation Committee served as one of our officers or employees during 2019 or at any time in the past, and neither they nor any other director served as an executive officer of any entity for which any of our executive officers served as a director or member of its compensation committee.
None of the members of our Compensation Committee has a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K.

OTHER MATTERS
Householding of Proxy Materials
The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice of Internet Availability of Proxy Materials, the envelope must contain a separate notice for each stockholder at the shared address. Each Notice of Internet Availability of Proxy Materials must contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.
We believe this rule is beneficial both to our stockholders and to the Company. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice of Internet Availability of Proxy Materials in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2020 Annual Meeting, please call our Investor Relations Department, toll free, at (800) 539-0261. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (866) 540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Information Regarding the 2021 Annual Meeting of Stockholders
The 2021 Annual Meeting of Stockholders is expected to be held on May 18, 2021. To be eligible for inclusion in the proxy materials for the 2021 Annual Meeting of Stockholders, a stockholder proposal must be received by our Secretary by no later than December 3, 2020, and must comply in all respects with applicable rules of the SEC. Stockholder proposals should be addressed to The Hershey Company, c/o Secretary, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033.
A stockholder may present a proposal not included in our proxy materials from the floor of the 2021 Annual Meeting of Stockholders only if our Secretary receives notice of the proposal, along with additional information required by our by-laws, between January 12, 2021 and February 11, 2021. Notice should be addressed to The Hershey Company, c/o Secretary, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033.
The notice must contain the following additional information:

•	The stockholder’s name and address;

•	The stockholder’s shareholdings;

•	A brief description of the proposal;

•	A brief description of any financial or other interest the stockholder has in the proposal; and

•	Any additional information that the SEC would require if the proposal were presented in a proxy statement.

A stockholder may nominate a director from the floor of the 2021 Annual Meeting of Stockholders only if our Secretary receives notice of the nomination, along with additional information required by our by-laws, between January 12, 2021 and February 11, 2021. The notice must contain the following additional information:

•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record of any class of our equity securities;

•	A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;

•	A description of any arrangement the stockholder has with the individual the stockholder plans to nominate and the reason for making the nomination;

•	The nominee’s name, address and biographical information;

•	The written consent of the nominee to serve as a director if elected;

•
Any additional information regarding the nominee that the SEC would require if the nomination were included in a proxy statement regardless of whether the nomination may be included in such proxy statement; and

•	Any stockholder holding 25% or more of the votes entitled to be cast at the 2021 Annual Meeting of Stockholders is not required to comply with these pre-notification requirements.
By order of the Board of Directors,
Damien Atkins
Senior Vice President,
General Counsel and Secretary

April 2, 2020

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 11, 2020. Have your proxy and voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting – www.virtualshareholdermeeting.com/HSY2020
You may attend the meeting via the Internet and vote during the meeting. Have your proxy and voting instruction card in hand when you access the website and follow the instructions.
VOTE BY PHONE - (800) 690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 11, 2020. Have your proxy and voting instruction card in hand when you call and follow the instructions from the telephone voting site.
VOTE BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THE HERSHEY COMPANY
P.O. BOX 819
HERSHEY, PA 17033-0819

E95751-P31915-Z76154

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All

Withhold
All

For All Except

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

THE HERSHEY COMPANY

The Board of Directors recommends you vote FOR each of the following nominees:

!

!

!

1.    Election of Directors

Nominees:

01)    P. M. Arway
02)    J. W. Brown
03)    M. G. Buck
04)    V. L. Crawford
05)    C. A. Davis
06)    M. K. Haben
07)    J. C. Katzman

08)    M. D. Koken
09)    R. M. Malcolm
10)    A. J. Palmer
11)    J. R. Perez
12)    W. L. Schoppert
13)    D. L. Shedlarz

The Board of Directors recommends you vote FOR Proposals 2 and 3:

For

Against

Abstain

!

!

!

2.    Ratify the appointment of Ernst & Young LLP as independent auditors for 2020.

!

!

!

3.    Approve named executive officer compensation on a non-binding advisory basis.

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

THE HERSHEY COMPANY
2020 Annual Meeting of Stockholders
Tuesday, May 12, 2020
10:00 a.m. EDT
Virtual Meeting Site: www.virtualshareholdermeeting.com/HSY2020
Listen to Meeting: 1-877-328-2502

Important Notice Regarding the Availability of Proxy Materials for the
2020 Annual Meeting of Stockholders to be held on May 12, 2020:
The Notice of 2020 Annual Meeting and Proxy Statement, 2019 Annual Report to Stockholders
and proxy card are available at www.proxyvote.com.

FOLD AND DETACH HERE

FOLD AND DETACH HERE

E95752-P31915-Z76154

THE HERSHEY COMPANY
STOCKHOLDER'S PROXY AND VOTING INSTRUCTION CARD
The undersigned hereby appoints M. G. Buck and D. Atkins, and each of them, as proxies, with full power of substitution, to attend
The Hershey Company (the “Company”) Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, May 12, 2020, or at any adjournment thereof, and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.
This proxy is solicited on behalf of the Board of Directors pursuant to a separate Notice of 2020 Annual Meeting and Proxy Statement dated April 2, 2020, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of V. L. Crawford and J. R. Perez, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.
THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 11, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting – www.virtualshareholdermeeting.com/HSY2020
You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.
VOTE BY PHONE - (800) 690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 11, 2020. Have your proxy card in hand when you call and follow the instructions from the telephone voting site.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THE HERSHEY COMPANY
P.O. BOX 819
HERSHEY, PA 17033-0819

E95753-P31915-Z76154

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All

Withhold
All

For All Except

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

THE HERSHEY COMPANY

The Board of Directors recommends you vote FOR each of the following nominees:

!

!

!

1.    Election of Directors

Nominees:

07)    M. D. Koken
08)    R. M. Malcolm
09)    A. J. Palmer
10)    W. L. Schoppert
11)    D. L. Shedlarz

01)    P. M. Arway
02)    J. W. Brown
03)    M. G. Buck
04)    C. A. Davis
05)    M. K. Haben
06)    J. C. Katzman

The Board of Directors recommends you vote FOR Proposals 2 and 3:

For

Against

Abstain

!

!

!

2.    Ratify the appointment of Ernst & Young LLP as independent auditors for 2020.

!

!

!

3.    Approve named executive officer compensation on a non-binding advisory basis.

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

THE HERSHEY COMPANY
2020 Annual Meeting of Stockholders
Tuesday, May 12, 2020
10:00 a.m. EDT
Virtual Meeting Site: www.virtualshareholdermeeting.com/HSY2020
Listen to Meeting: 1-877-328-2502

Important Notice Regarding the Availability of Proxy Materials for the
2020 Annual Meeting of Stockholders to be held on May 12, 2020:
The Notice of 2020 Annual Meeting and Proxy Statement, 2019 Annual Report to Stockholders
and proxy card are available at www.proxyvote.com.

FOLD AND DETACH HERE

FOLD AND DETACH HERE

E95754-P31915-Z76154

THE HERSHEY COMPANY
CLASS B COMMON STOCK
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned, having received the Notice of 2020 Annual Meeting and Proxy Statement of The Hershey Company (the “Company”) dated April 2, 2020, appoints M. G. Buck and D. Atkins, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT,
May 12, 2020, or at any adjournment thereof.
The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to cast ten votes for each such share held. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.
This proxy is continued on the reverse side.